UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

GXO LOGISTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

© 2022 GXO Logistics, Inc.

GXO LOGISTICS, INC.
Two American Lane
Greenwich, Connecticut 06831
To Our Stockholders
We’re pleased to present GXO’s first annual proxy statement.
In the short time since we completed our spin-off from XPO last summer, GXO has distinguished itself as the world’s leading pure-play contract logistics provider. Our record performance reflects our ability to grow by providing our customers with outsourced logistics capabilities unmatched in our industry.
Our teams around the globe worked tirelessly during a challenging period to deliver a successful peak season for our customers last year. At the same time, we continued to win significant new contracts at an accelerated pace. Looking forward, the combination of our expertise, global scale and cutting-edge technology will only strengthen our position and create more value.
The Board values input from our stockholders, and we cordially invite you to attend our 2022 Annual Meeting, which will be held on Tuesday, May 24, 2022, at 10:00 a.m. Eastern Time. The meeting will be conducted exclusively as a live webcast.
During the meeting, we’ll provide updates on the company and our commitment to building long-term value. Also, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the Proxy Statement and follow the voting instructions to ensure your shares are represented at the meeting.
Thank you for your support of GXO!
April 25, 2022
Brad Jacobs
Chairman of the Board
GXO Logistics, Inc.
© 2022 GXO Logistics, Inc.

© 2022 GXO Logistics, Inc.

GXO LOGISTICS, INC.
Two American Lane
Greenwich, Connecticut 06831
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 24, 2022
To the Stockholders of GXO Logistics, Inc.:
Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of GXO Logistics, Inc. (“GXO” or the “company”) will be held on Tuesday, May 24, 2022, at 10:00 a.m. Eastern Time. The meeting will be conducted exclusively as a live webcast. You can access the meeting at meetnow.global/MDLSNW2 with your control number.
The Annual Meeting shall be held for the purposes summarized below, and more fully described in the Proxy Statement accompanying this notice:
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To elect two (2) members of our Board of Directors as Class I directors for a term to expire at the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

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To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022;

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To conduct an advisory vote to approve the executive compensation of our named executive officers (“NEOs”), as disclosed in the Proxy Statement;

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To consider an advisory vote on the frequency of future advisory votes to approve executive compensation; and

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To consider and transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record of our common stock, par value $0.01 per share, as of the close of business on April 8, 2022, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. A complete list of these stockholders will be available on the bottom panel of your screen during the meeting after entering your control number.
Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We ask that you vote your shares as soon as possible.
By Order of the Board of Directors,
Brad Jacobs
Chairman of the Board
Greenwich, Connecticut
April 25, 2022
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 24, 2022:
The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, are available at www.envisionreports.com/gxo.
© 2022 GXO Logistics, Inc.

PROXY STATEMENT SUMMARY
This Proxy Statement sets forth information relating to the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of GXO Logistics, Inc. in connection with our 2022 Annual Meeting of Stockholders. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
2022 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement and form of proxy are first being mailed on or about April 25, 2022, to our stockholders of record as of the close of business on April 8, 2022 (the “Record Date”).
Date and Time	Place	Record Date
Tuesday, May 24, 2022, at 10:00 a.m. Eastern Time	Virtual Meeting Site: meetnow.global/MDLSNW2	You can vote if you were a stockholder of record as of the close of business on April 8, 2022
Admission: You will not be able to attend the Annual Meeting in person this year. You can access the Annual Meeting at meetnow.global/MDLSNW2. You will need to provide the control number on your proxy card in order to access the Annual Meeting. If the shares of common stock you hold are in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Requests for registration should be directed to our transfer agent, Computershare Trust Company, N.A. (“Computershare”), by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on May 19, 2022. You will receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to meetnow.global/MDLSNW2 and enter your control number.
VOTING MATTERS AND BOARD RECOMMENDATIONS
The Board is not aware of any matter that will be presented for a vote at the 2022 Annual Meeting of Stockholders other than those shown below.
	Board Vote Recommendation	Page Reference (for more detail)
PROPOSAL 1: Election of Directors
To elect two (2) members of our Board of Directors as Class I directors for a term to expire at the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
	FOR each Director Nominee	12-24, 51
PROPOSAL 2: Ratification of the Appointment of our Independent Public Accounting Firm
To ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for fiscal year 2022.
	FOR	49-50, 52
PROPOSAL 3: Advisory Vote to Approve Executive Compensation To conduct an advisory vote to approve the executive compensation of the company’s named executive officers (“NEOs”) as disclosed in this Proxy Statement.	FOR	53
PROPOSAL 4: Advisory Vote on Frequency of Future Advisory Votes to Approve Executive Compensation To consider an advisory vote on the frequency of future advisory votes to approve executive compensation.	ONE YEAR	54
1	© 2022 GXO Logistics, Inc.

GOVERNANCE HIGHLIGHTS
Board and Committee Independence
Six of our eight current directors are independent. The Audit Committee, Compensation Committee and Nominating, Corporate Governance and Sustainability Committee each consist entirely of independent directors.

Independent Board Oversight and Leadership Roles	Our Board has a lead independent director position whose role is to complement the roles of our independent committees and independent committee chairs in providing effective Board oversight. Our Board also has an independent vice chair responsible for providing support on key governance matters and stockholder engagement to our chairman, lead independent director and the Board. These independent structures work in conjunction with our chairman. The Board believes its leadership structure, as well as the leadership structure of the company, function cohesively and serve the best interests of our stockholders based on the company’s strategy and ownership structure.
Board Refreshment	Our Board is committed to ensuring that its composition includes a range of expertise aligned with the company’s business, as well as fresh perspectives on strategy. One of the ways the Board acts on this commitment is through the thoughtful refreshment of directors when appropriate. The Board has a process to seek out highly qualified director candidates who would bring relevant experience to the Board in light of our company’s growing scale and diversity.
Committee Rotations	As part of its annual review of committee assignments, the Board will periodically reconstitute its committees and their chairs to ensure effective functioning and new perspectives.
Director Elections	Our Board is currently classified with members of each class serving staggered three-year terms. We currently have two directors in Class I, three directors in Class II and three directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. By 2025, all of our directors will stand for election each year for one-year terms, and our Board will therefore no longer be divided into three classes.
Majority Voting for Director Elections	Our bylaws provide for a majority voting standard in uncontested elections and further require that a director who fails to receive a majority vote must tender his or her resignation to the Board.
Board Evaluations	Our Board reviews committee and director performance through an annual process of self-evaluation.
Risk Oversight and Financial Reporting	By engaging in regular deliberations and participating in management meetings, our Board seeks to provide robust oversight of current and potential risks facing our company. Our Audit Committee contributes to strong financial reporting oversight through regular meetings with management and dialogue with our auditors.
Active Participation	Our Board held two meetings during 2021, following its initial appointment on August 2, 2021. Each person currently serving as a director attended 100% of the Board meetings as well as the meetings of any committee(s) on which he or she served. All directors are invited to attend committee meetings even if they are not a member of the committee.
Clear Oversight of Sustainability	Our Nominating, Corporate Governance and Sustainability Committee supports the Board in its oversight of the company’s purpose-driven sustainability strategies and external disclosures; this includes engaging with management on material environmental, social and corporate governance (“ESG”) matters and stakeholder perspectives, as well as reviewing the company’s annual sustainability report.
2	© 2022 GXO Logistics, Inc.

2022 BOARD OF DIRECTORS NOMINEES
Our Board aims to create a diverse and highly skilled team of directors who provide our global company with thoughtful board oversight. When selecting new directors, our Board considers, among other things, the nominee’s breadth of experience, financial expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment, skills in areas relevant to our growth drivers and willingness to devote adequate time to Board duties—all in the context of the needs of the Board at that point in time and with the objective of ensuring a diversity of backgrounds, expertise and viewpoints. Our Board also endeavors to include highly qualified women and individuals from underrepresented minority groups in the candidate pool. The composition of our Board at year-end 2021 was:

The following table provides summary information about each director nominee. Our Board is currently classified with members of each class serving staggered three-year terms. We currently have two directors in Class I, three directors in Class II and three directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. By 2025, all of our directors will stand for election each year for one-year terms, and our board will therefore no longer be divided into three classes.
					Committee Memberships
Name	Director Since	Age	Occupation	Independent	AC	CC	NCGSC
Gena Ashe	2021	60	General Counsel and Corporate Secretary, Anterix Inc.	Y	✓
Malcolm Wilson	2021	63	Chief Executive Officer, GXO Logistics, Inc.
AC = Audit Committee CC = Compensation Committee	NCGSC = Nominating, Corporate Governance and Sustainability Committee	C = Committee Chair ✓= Committee Member
3	© 2022 GXO Logistics, Inc.

The following table provides a summary of the qualifications and experience of our directors and director nominees.

SKILL	NUMBER OF DIRECTORS
BUSINESS OPERATIONS	8
CORPORATE GOVERNANCE	8
CUSTOMER SERVICE	4
ENVIRONMENTAL SUSTAINABILITY AND CORPORATE RESPONSIBILITY	6
EFFECTIVE CAPITAL ALLOCATION	4
CRITICAL ANALYSIS OF CORPORATE FINANCIAL STATEMENTS AND CAPITAL STRUCTURES	6
HUMAN RESOURCE MANAGEMENT	6
MULTINATIONAL CORPORATE MANAGEMENT	8
SALES AND MARKETING	5
MERGERS AND ACQUISITIONS, INTEGRATION AND OPTIMIZATION	7
LOGISTICS INDUSTRY	4
RISK MANAGEMENT	8
TALENT MANAGEMENT AND ENGAGEMENT	7
TECHNOLOGY AND INFORMATION SYSTEMS	3

4	© 2022 GXO Logistics, Inc.

2021 PERFORMANCE HIGHLIGHTS
In 2021, GXO became an independent public company trading on the New York Stock Exchange, following the spin-off from XPO Logistics, Inc. Under the skilled leadership of our NEOs, in 2021 we reported:
*
See Annex A for reconciliations of non-GAAP measures

SUSTAINABILITY EFFORTS
We promote sustainability in our operations and corporate infrastructure as we participate in the transition to a low-carbon economy. We are collaborating with customers, such as French Luxury Group Kering, to create action plans that reduce emissions related to their supply chains through technology-enabled route optimization, load consolidation, sustainable packing and recycling, process automation and more.
5	© 2022 GXO Logistics, Inc.

We expect shortly to publish our inaugural ESG Report highlighting our initiatives in the following areas:
Environmental	Social	Governance
We focus on sustainability for two reasons. First, it’s the right thing to do for our planet. And second, it’s important to our customers, employees and investors. We’re actively partnering with customers around the world to help them achieve their sustainability goals while we innovate to reduce our own environmental impact.
We have set bold environmental targets and are collaborating with our clients to help them meet their own environmental goals.
GXO is on track to meet or exceed our current goals:
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80% global operations using LED lighting by 2025

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80% global landfill diversion rate by 2025

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30% greenhouse gas emissions reduction by 2030 vs. 2019 baseline

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50% renewable energy in global operations by 2030

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100% carbon neutral by 2040

We are building a workplace that cares for and develops our team members while we seek new ways to strengthen the communities in which we live and work. We champion diversity, inclusion and belonging (DI&B) throughout our daily work and give each person the support needed to thrive.
With more than 100,000 team members in operations in 28 countries around the world, we recognize our amazing potential to create new opportunities not only for our customers, but also for our team members and communities.
Throughout our organization and across more than 900 warehouses around the world, our values and our commitment to ESG guide the decisions we make. Our strong governance structure and practices help bring these values and commitments to life for our team members worldwide, our stockholders and our business partners.
2021 COMPENSATION HIGHLIGHTS
The Compensation Committee’s pay-for-performance philosophy is focused on rewarding our executives for performance that creates substantial, long-term value for our stockholders. As a result, long-term incentive compensation is tied to ambitious goals for key operational indicators that incentivize our executives to drive long-term stockholder value creation. Over time, we expect our financial and operational results to demonstrate the merits of this philosophy for our stockholders.
Further details about executive compensation decisions are described in the “Executive Compensation Elements and Outcomes for 2021” section of the Compensation Discussion and Analysis.
6	© 2022 GXO Logistics, Inc.

QUESTIONS AND ANSWERS
ABOUT OUR ANNUAL MEETING
This Proxy Statement sets forth information relating to the solicitation of proxies by the Board of Directors (our “Board of Directors” or our “Board”) of GXO Logistics, Inc. (“GXO” or our “company”) in connection with our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof. This Proxy Statement is being furnished by our Board for use at the Annual Meeting to be held on May 24, 2022, at 10:00 a.m. Eastern Time as a live webcast. You can access the meeting at meetnow.global/MDLSNW2 with your control number.
This Proxy Statement and form of proxy are first being mailed on or about April 25, 2022, to our stockholders of record as of the close of business on April 8, 2022 (the “Record Date”).
The following answers address some questions you may have regarding our Annual Meeting. These questions and answers may not include all of the information that may be important to you as a stockholder of our company. Please refer to the more detailed information contained elsewhere in this Proxy Statement.
What items of business will be voted on at the Annual Meeting?
We expect that the business put forth for a vote at the Annual Meeting will be as follows:
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To elect two (2) members of our Board of Directors as Class I directors for a term to expire at the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

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To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal year 2022 (Proposal 2);

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To conduct an advisory vote to approve the executive compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement (Proposal 3);

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To consider an advisory vote on the frequency of future advisory votes to approve executive compensation (Proposal 4); and

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To consider and transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Senior management of GXO and representatives of our outside auditor, KPMG, will be available to respond to appropriate questions.
Who can attend and vote at the Annual Meeting?
You are entitled to receive notice of, attend and vote at the Annual Meeting, or any adjournment or postponement thereof, if, as of the close of business on April 8, 2022, the Record Date, you were a holder of record of our common stock.
We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. You can access the Annual Meeting at meetnow.global/MDLSNW2. You will be required to provide the control number on your proxy card to access the Annual Meeting. If the shares of common stock you hold are in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Requests for registration should be directed to our transfer agent, Computershare, by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time on Thursday, May 19, 2022. You will receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to meetnow.global/MDLSNW2 and enter your control number.
Can I ask questions during the Annual Meeting?
The virtual Annual Meeting format allows stockholders to communicate with GXO during the Annual Meeting so they can ask questions of GXO’s management and Board of Directors, as appropriate. Stockholders (or their proxy holders) may submit questions for the Annual Meeting’s question and answer session in advance by logging on to the meeting site at meetnow.global/MDLSNW2. You will need the control number on your proxy card or confirmation email from Computershare in order to submit a question. Click on the “Q&A” icon in the top right corner of the screen and submit your question. You may provide your name, address (city and state) and organization, and, if applicable, the specific proposal to which your question relates. Questions can be submitted in advance of the Annual Meeting and during the Annual Meeting through the meeting website. We will answer as many questions during the meeting as time will allow and will group questions together where appropriate. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate.
7	© 2022 GXO Logistics, Inc.

What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it prior to or during the meeting you may call 1-888-724-2416.
How many shares of GXO common stock must be present to conduct business at the Annual Meeting?
As of the Record Date, there were 114,840,449 shares of common stock issued and outstanding, with each share entitled to one vote on each matter to come before the Annual Meeting.
A quorum is necessary to hold a valid meeting of stockholders. Pursuant to the company’s bylaws, the presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding is necessary for each of the proposals to be presented at the Annual Meeting. Accordingly, holders of shares of our common stock outstanding on the Record Date representing 57,420,225 votes must be present at the Annual Meeting. If you vote by internet, telephone or proxy card, the shares you vote will be counted toward the quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.
What are my voting choices?
With respect to the election of directors, you may vote “FOR” or “AGAINST” each of the director nominees, or you may “ABSTAIN” from voting for one or more of such nominees. With respect to the other proposals to be considered at the Annual Meeting, except the frequency vote on executive compensation, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any proposal. With respect to the advisory vote on the frequency of future advisory votes to approve executive compensation, you may vote for one of four choices for the proposal on the proxy card or voting instruction: “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.” If you sign your proxy without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors with respect to the specific proposals described in this Proxy Statement and at the discretion of the proxy holders on any other matters that properly come before the Annual Meeting.
What vote is required to approve the proposals being considered at the Annual Meeting?
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Proposal 1: Election of two (2) directors. The election of each of the two (2) director nominees named in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our common stock at the Annual Meeting at which a quorum is present. If any incumbent director standing for re-election receives a greater number of votes “against” his or her election than votes “for” such election, our bylaws require that such person must promptly tender his or her resignation to our Board of Directors. You may not accumulate your votes for the election of directors.

Brokers may not use discretionary authority to vote shares of our common stock on the election of directors if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, in order for your vote to be counted in the election of directors, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the election of director nominees.
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Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022. Ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2022, requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Because the proposed ratification of KPMG requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter, abstentions will have the effect of a vote against this proposal. We do not expect any broker non-votes, as brokers have discretionary authority to vote on this proposal.

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Proposal 3: Advisory vote to approve executive compensation. Advisory approval of the resolution on executive compensation of our NEOs as disclosed in this Proxy Statement requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. This resolution, commonly referred to as a “say-on-pay” resolution, is not binding on our Board of Directors. Although the resolution is non-binding, our Board and the Compensation Committee will consider the voting results when making decisions regarding our executive compensation program.

Brokers may not use discretionary authority to vote shares of our common stock on the advisory vote to approve executive compensation if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, in order for your vote to be counted in the advisory vote to approve executive compensation, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Because the advisory vote to approve executive compensation requires the affirmative vote of a
8	© 2022 GXO Logistics, Inc.

majority of the shares present in person or represented by proxy and entitled to vote on the matter, abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the advisory vote to approve executive compensation.
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Proposal 4: Advisory vote on frequency of future advisory votes to approve executive compensation. Advisory determination of the preference of the frequency of future advisory votes to approve executive compensation will be based on one of four choices for this proposal as indicated on the proxy card or voting instruction: “one year,” “two years,” “three years” or “abstain.” The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. For the frequency of future advisory votes to approve executive compensation, if none of the three alternatives receives a majority vote of the shares present in person or represented by proxy at the meeting and entitled to vote, then the alternative receiving a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal will be deemed the preferred alternative of our stockholders. However, the vote is not binding on our Board of Directors and the Compensation Committee. Although the vote is non-binding, our Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding our Board’s recommendation and the outcome of the stockholder vote, our Board may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Brokers may not use discretionary authority to vote shares on the advisory vote on frequency of future advisory votes to approve executive compensation if they have not received specific instructions from their clients. If you are a beneficial owner of shares, for your vote to be counted in the advisory vote on frequency of future advisory votes to approve executive compensation, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Because the advisory vote on the frequency of future advisory votes to approve executive compensation requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter, abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the advisory vote on the frequency of future advisory votes to approve executive compensation.
In general, other business properly brought before the Annual Meeting at which a quorum is present requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.
How does the Board of Directors recommend that I vote?
Our Board of Directors, after careful consideration, recommends that our stockholders vote “FOR” the election of each director nominee named in this Proxy Statement, “FOR” the ratification of KPMG as our independent registered public accounting firm for fiscal year 2022, “FOR” the advisory approval of the resolution to approve executive compensation and for the option of every “ONE YEAR” as the preferred frequency for future advisory votes to approve executive compensation.
What do I need to do now?
We urge you to read this Proxy Statement carefully, then vote via internet or by telephone by following the instructions on the proxy card, or mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, so that your shares of our common stock can be voted at the Annual Meeting.
How do I cast my vote?
Registered Stockholders. If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent, Computershare, and not through a broker, bank or other nominee that holds shares for your account in “street name”), you may vote by proxy via internet or by telephone by following the instructions provided on the proxy card, or mail your completed, dated and signed proxy card in the enclosed return envelope. Proxies submitted via internet or by telephone must be received by 1:00 a.m. Eastern Time on May 24, 2022. Please see the proxy card provided to you for instructions on how to submit your proxy via internet or by telephone. Stockholders of record who attend the Annual Meeting may vote directly at the Annual Meeting by following the instructions provided during the Annual Meeting.
Beneficial Owners. If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the voting instruction form or other materials provided to you by the brokerage firm, bank or other nominee that holds your shares. To vote directly at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares. Follow the instructions provided above to obtain a control number and the voting instructions provided during the Annual Meeting.
What is the deadline to vote?
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting. As indicated on the proxy card provided to you, proxies submitted prior to the Annual Meeting via internet or by telephone must be received by 1:00 a.m. Eastern Time on May 24, 2022.
If you are the beneficial owner of shares of our common stock, please follow the voting instructions provided by your broker, trustee or other nominee.
9	© 2022 GXO Logistics, Inc.

What happens if I do not respond, or if I respond and fail to indicate my voting preference, or if I abstain from voting?
If you fail to vote via internet or by telephone as indicated on your proxy card, or fail to properly sign, date and return your proxy card, your shares will not be counted toward establishing a quorum for the Annual Meeting, which requires holders representing a majority of the outstanding shares of our common stock to be present in person or by proxy.
Failure to vote, assuming the presence of a quorum, will have no effect on the tabulation of the votes on the proposals. If you are a stockholder of record and you properly sign, date and return your proxy card, but do not indicate your voting preference, we will count your proxy as a vote “FOR” the election of the two nominees for director named in “Proposal 1—Election of Directors,” “FOR” the ratification of KPMG as our independent registered public accounting firm for fiscal year 2022, “FOR” the advisory approval of the resolution to approve executive compensation and for a frequency of every “ONE YEAR” as the preferred frequency for future advisory votes to approve executive compensation.
If my shares are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee, will my broker or other nominee vote my shares for me?
You should instruct your broker or other nominee on how to vote your shares of our common stock using the instructions they provide to you. Brokers or other nominees who hold shares of our common stock in “street name” for customers are prevented by the rules set forth in the Listed Company Manual (the “NYSE Rules”) of the New York Stock Exchange (the “NYSE”) from exercising voting discretion with respect to non-routine or contested matters (i.e., they must receive specific voting instructions from a stockholder in order to vote that stockholder’s shares on non-routine or contested matters). Shares not voted by a broker or other nominee because they did not receive specific voting instructions from the stockholder on one or more proposals are referred to as “broker non-votes.”
We expect that when the NYSE determines whether each of the four proposals to be voted on at our Annual Meeting is a routine or non-routine matter, only “Proposal 2—Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2022” will be determined to be routine. It is important that you instruct your broker or other nominee on how to vote your shares of our common stock held in “street name” by following the instructions provided to you by your broker or other nominee.
What if I want to change my vote?
Whether you attend the Annual Meeting or not, you may revoke a proxy at any time before your proxy is voted at the Annual Meeting. You may do so by properly delivering a later-dated proxy either via internet, by telephone, by mail or by attending the Annual Meeting virtually and voting. Please note, however, that your attendance at the Annual Meeting will not automatically revoke any prior proxy, unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. You also may revoke your proxy by delivering a notice of revocation to our company (Attention: Secretary, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831) prior to the vote at the Annual Meeting. If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you should follow the instructions of your broker or other nominee regarding revocation of proxies.
How will the persons named as proxies vote?
If you are a registered stockholder (i.e., you hold your shares of our common stock in your own name through our transfer agent, Computershare, and not through a broker, bank or other nominee that holds shares for your account in “street name”) and you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide voting instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, by using their own discretion.
Where can I find the results of the voting?
We intend to announce preliminary voting results at the Annual Meeting and will publish final results on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four (4) business days after the Annual Meeting. The Current Report on Form 8-K will also be available on the internet at our website, https://investors.gxo.com/.
Who will pay for the cost of soliciting proxies?
The company will pay for the cost of soliciting proxies. We have engaged Innisfree M&A Incorporated to assist us in soliciting proxies in connection with the Annual Meeting and have agreed to pay them $15,000 plus their expenses for providing such services. Our directors, officers and other employees, without additional compensation, may solicit proxies personally, in writing, by telephone, by email or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees and other nominees for forwarding our proxy materials to each beneficial owner of shares of our common stock held as of the Record Date through them.
What is “householding” and how does it affect me?
In cases where multiple company stockholders share the same address, and the shares are held through a bank, broker or other holder of record (“street-name stockholders”), only one copy of our proxy materials will be delivered to that address unless a
10	© 2022 GXO Logistics, Inc.

stockholder at that address requests otherwise. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholders residing at the same address who wish to receive a separate copy of our proxy materials may request a copy by contacting their bank, broker or other holder of record, or by sending a written request to: Investor Relations, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831 or by contacting Investor Relations by email at InvestorRelations@GXO.com. The voting instruction form sent to a street-name stockholder should provide information on how to request a separate copy of future materials for each company stockholder at that address, if that is your preference. Similarly, if you currently receive separate copies of our proxy materials but wish to participate in householding, please contact us through the method described above.
Can I obtain an electronic copy of the company’s proxy materials?
Yes, this Proxy Statement and our 2021 Annual Report are available on the internet at https://investors.gxo.com/.
11	© 2022 GXO Logistics, Inc.

BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE
AN OVERVIEW OF OUR MISSION AND HOW OUR BOARD COMPOSITION IS ALIGNED WITH OUR STRATEGY
We are the largest pure-play contract logistics provider in the world and a foremost innovator in an industry propelled by strong secular tailwinds. Our mission is to provide our customers with high-value-add warehousing and distribution, order fulfillment, ecommerce, reverse logistics and other supply chain services differentiated by our ability to deliver technology-enabled, customized solutions at scale. As of December 31, 2021, we operated in approximately 900 facilities worldwide, totaling 195 million square feet of space that we operate primarily on behalf of large corporations that have outsourced their warehousing, distribution and other related activities to us.
Our revenue is diversified among hundreds of customers, including many multinational corporations, across numerous verticals. Our customers rely on us to move their goods with high efficiency through their supply chains—from the moment inbound goods arrive at our logistics sites, through fulfillment and distribution and the management of returned products. Our customer base includes many blue-chip leaders in sectors that demonstrate high growth and/or durable demand, with significant growth potential through customer outsourcing of logistics services.
Our strategy is to help our customers manage their supply chains for optimal efficiency, using our network of people, technology and other physical assets. We deliver value to customers in the form of technological innovations, process efficiencies, cost efficiencies and reliable outcomes. Our services are both highly responsive to customer goals, such as increasing visibility in the supply chain, decreasing fulfillment times and mitigating environmental impacts and being proactive in identifying potential improvements.
Our strategy addresses growth and optimization by focusing on consumer-related sectors that demonstrate enduring demand over time and where we already have a deep presence. We expect to attract new customers and expand the services we provide to existing customers through new projects, thus earning more of their external and internal logistics spend. We intend to integrate best practices to drive productivity, with a focus on automation and other levers of profitable growth.
To aid in executing our strategy, we have instilled a culture that focuses on delivering mutually beneficial results for our customers and our company with the highest legal and ethical standards and clear policies and practices to support compliance throughout our organization. We care deeply about keeping our employees and customers happy, and we view safety, sustainability, strong governance and a purpose-driven culture as essential components of value creation.
Our Board of Directors comprises a highly skilled group of leaders who share our values and reflect our culture. Many of our directors have served as executive officers or board members of major companies and have an extensive understanding of the principles of corporate governance. In addition, our directors have a strong owner orientation—as of the Record Date, approximately 10.9% of the voting power of our capital stock was held by our directors or by entities or persons related to our directors. As described on page 17, our Board as a whole has extensive expertise in the following skill sets, all of which are relevant to our company, business, industry and strategy:
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Business operations;

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Corporate governance;

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Customer service;

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Environmental sustainability and corporate responsibility;

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Effective capital allocation;

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Critical analysis of corporate financial statements and capital structures;

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Human resource management;

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Multinational corporate management;

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Sales and marketing;

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Mergers and acquisitions, integration and optimization;

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The logistics industry;

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Risk management;

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Talent management and engagement; and

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Technology and information systems.

12	© 2022 GXO Logistics, Inc.

DIRECTORS
Our Board of Directors currently consists of eight (8) members as set forth in the table below. Our amended and restated certificate of incorporation provides for a classified board of directors, with members of each class serving staggered three-year terms. We have two directors in Class I, three directors in Class II and three directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. By 2025, all of our directors will stand for election each year for one-year terms, and our board will therefore no longer be divided into three classes. The terms of directors in Classes I, II and III end at the annual meetings in 2022, 2023 and 2024, as indicated below.
Name	Age	Position	Class
Brad Jacobs	65	Chairman of the Board	Class III—Expiring 2024
Marlene Colucci	59	Vice Chair	Class III—Expiring 2024
Oren Shaffer	79	Lead Independent Director	Class III—Expiring 2024
Gena Ashe	60	Director	Class I—Expiring 2022
Clare Chatfield	64	Director	Class II—Expiring 2023
Joli Gross	52	Director	Class II—Expiring 2023
Jason Papastavrou	59	Director	Class II—Expiring 2023
Malcolm Wilson	63	Director and Chief Executive Officer	Class I—Expiring 2022
Set forth below is information regarding each of our director nominees, including the experience, qualifications, attributes or skills that led our Board to conclude that each such nominee should serve as a director.
Brad Jacobs	Chairman and Director since 2021
Age: 65

Mr. Jacobs has served as chairman of our Board of Directors since August 2, 2021. Mr. Jacobs is the chief executive officer and chairman of the board of directors at XPO Logistics, Inc. (“XPO”). Mr. Jacobs has served as the chief executive officer and chairman of XPO’s board of directors since September 2, 2011. Mr. Jacobs is also the managing member of Jacobs Private Equity, LLC (“JPE”), which is GXO’s largest stockholder as of the Record Date. Prior to GXO and XPO, Mr. Jacobs led two public companies: United Rentals, Inc. (NYSE: URI), which he founded in 1997, and United Waste Systems, Inc., which he founded in 1989. Mr. Jacobs served as chairman and chief executive officer of United Rentals for that company’s first six years and as its executive chairman for an additional four years. He served eight years as chairman and chief executive officer of United Waste Systems.

Board Committees: None. Other Public Company Boards: XPO Logistics, Inc.

Mr. Jacobs brings to the Board:
▪
In-depth knowledge of GXO’s business resulting from his years of service with XPO as its chief executive officer;

▪
Leadership experience as XPO’s chairman and chief executive officer and a successful track record of leading companies that execute strategies similar to ours; and

▪
Extensive past experience as the chairman of the board of directors of several public companies.

13	© 2022 GXO Logistics, Inc.

Marlene Colucci	Vice Chair since 2021
Age: 59

Ms. Colucci has served as vice chair of our Board of Directors since August 2, 2021. Ms. Colucci also served as a director of XPO from February 7, 2019, to August 2, 2021, when she resigned to join GXO’s Board. She has served as the chief executive officer of The Business Council in Washington, D.C. since July 2013. Previously, from September 2005 to June 2013, she was executive vice president of public policy for the American Hotel & Lodging Association. From September 2003 to June 2005, she served in the White House as special assistant to President George W. Bush in the Office of Domestic Policy. In this role, she developed labor, transportation and postal reform policies and advised the president and his staff on related matters. Earlier, Ms. Colucci served as deputy assistant secretary with the U.S. Department of Labor’s Office of Congressional and Intergovernmental Affairs. Her law career includes more than 12 years with the firm of Akin Gump Strauss Hauer & Feld LLP, where she served as senior counsel. She holds a juris doctorate degree from the Georgetown University Law Center.

Board Committees: ▪ Member of Compensation Committee ▪ Member of Nominating, Corporate Governance and Sustainability Committee
Other Public Company Boards: None.

Ms. Colucci brings to the Board:
▪
Significant experience with public policy development, including labor and transportation policy, from over two decades of relevant government and private sector experience and

▪
Meaningful perspectives on matters of corporate governance and business operations from her tenure leading the premier association of chief executive officers of the world’s most important business enterprises.

Oren Shaffer	Lead Independent Director since 2021
Age: 79

Mr. Shaffer has served as lead independent director of the company since August 2, 2021. Mr. Shaffer also served as a director of XPO from September 2, 2011, to August 2, 2021, when he resigned to join GXO’s Board. From 2002 to 2007,
Mr. Shaffer was vice chairman and chief financial officer of Qwest Communications International, Inc. (now CenturyLink, Inc.). Previously, Mr. Shaffer was president and chief operating officer of Sorrento Networks, Inc., executive vice president and chief financial officer of Ameritech Corporation, and held senior executive positions with The Goodyear Tire & Rubber Company, where he also served on the board of directors. Additionally, Mr. Shaffer served as a director on the board of Terex Corporation from 2007 until May 2019. He holds a master’s degree in management from the Sloan School of Management, Massachusetts Institute of Technology, and a degree in finance and business administration from the University of California, Berkeley.

Board Committees: ▪ Chair of Audit Committee
Other Public Company Boards: None.

Mr. Shaffer brings to the Board:
▪
Senior financial, operational and strategic experience with various large companies;

▪
Corporate governance expertise from serving as director of various public companies; and

▪
Financial expertise related to his qualifications as an “audit committee financial expert” under SEC regulations.

14	© 2022 GXO Logistics, Inc.

Gena Ashe	Independent Director since 2021
Age: 60

Ms. Ashe has served as a director of the company since August 2, 2021. Ms. Ashe also served as a director of XPO from March 21, 2016, to August 2, 2021, when she resigned to join GXO’s Board. She has served as the chief legal officer and corporate secretary of Anterix Inc. since July 2019, and as the president and chief executive officer of GLA Legal Advisory Group, LLC since February 2018. She was senior vice president, chief legal officer and corporate secretary of Adtalem Global Education Inc. (NYSE: ATGE) from May 2017 to February 2018, and executive vice president, chief legal officer, and corporate secretary of KKR portfolio company, BrightView Landscapes, LLC from December 2012 to June 2016. Ms. Ashe served as vice-chairman of the Supervisory Board of XPO Logistics Europe S.A., from February 2017 to June 2021. In addition, she has served as a director of the Cold Bore Capital Management portfolio company, American Landscape Partners, LLC since February 2021, a director of the Executive Leadership Council since January 2021, and a board trustee of Spelman College since 2014. Ms. Ashe holds a juris doctorate degree from Georgetown University Law Center, where she serves on the Georgetown Law Advisory Board, a master’s degree in electrical engineering from Georgia Institute of Technology and a bachelor’s degree in mathematics, with a physics minor, from Spelman College. She has completed the executive development program at the Wharton School of the University of Pennsylvania and holds a certificate in international management from Oxford University in England.

Board Committees: ▪ Member of Audit Committee
Other Public Company Boards: None.

Ms. Ashe brings to the Board:
▪
More than two decades of valuable legal experience with public and private companies, enabling her to provide guidance to the Board and management on legal matters, compliance and risk assessment and corporate governance best practices and

▪
An in-depth understanding of the dynamics of three of our most important customer verticals: e-commerce, technology and food and beverage.

Clare Chatfield	Independent Director since 2021
Age: 64

Ms. Chatfield has served as a director of the company since July 22, 2021. Ms. Chatfield is a senior partner at L.E.K. Consulting and head of L.E.K.’s Energy & Environment Practice. Ms. Chatfield has worked at L.E.K. since 1990, and has led its Energy and Environment Practice since 2000. Since 2016, Ms. Chatfield has served as a non-executive director of the Savencia Group and the president of its remuneration committee, and as a non-executive director of Daher Group and a member of Daher Group’s audit committee. From 2016 until June 2021, Ms. Chatfield served as a non-executive director of XPO Logistics Europe S.A. and as the president of its audit committee. Ms. Chatfield holds an MBA degree from INSEAD and an undergraduate degree from the University of Cambridge in England.

Board Committees: ▪ Member of Audit Committee
Other Public Company Boards: None.

Ms. Chatfield brings to the Board:
▪
Significant financial and accounting expertise, including prior service on public company audit committees;

▪
Broad multinational corporate experience across the principal European markets where the company operates; and

▪
An in-depth understanding of environmental best practices and ESG matters.

15	© 2022 GXO Logistics, Inc.

Joli Gross	Independent Director since 2021
Age: 52

Ms. Gross has served as a director of the company since August 2, 2021. She also serves as senior vice president, general counsel and corporate secretary of United Rentals, Inc. (NYSE: URI), a role she has held since May 2017. Prior to her current role at United Rentals, Ms. Gross held various positions in the organization, including deputy general counsel and corporate secretary from January 2016 to May 2017, deputy general counsel and assistant secretary from March 2011 to January 2016, associate general counsel and assistant secretary from August 2006 to March 2011 and director, legal affairs—real estate & contracts from August 2002 to August 2006. Prior to joining United Rentals, she was an Associate with the law firm of Day, Berry & Howard LLP, specializing in commercial real estate and contracts, and with Edwards & Angell LLP, specializing in civil litigation and arbitration. She holds a juris doctorate from New England School of Law, a bachelor’s degree from Boston University and a certificate in business excellence from the Columbia University Business School. Ms. Gross currently serves on the executive board of Family Centers.

Board Committees: ▪ Chair of Nominating, Corporate Governance and Sustainability Committee ▪ Member of Compensation Committee
Other Public Company Boards: None.

Ms. Gross brings to the Board:
▪
Extensive knowledge of commercial legal best practices from her prior private practice and corporate experiences;

▪
In-depth knowledge of sustainability as she oversees environmental and claims at United Rentals, Inc. and is the executive sponsor of Planet United, United Rentals, Inc.’s employee resource group focused on sustainability; and

▪
Expertise related to corporate governance, risk management and cybersecurity preparedness from her role as general counsel at a public company.

Jason Papastavrou, Ph.D.	Independent Director since 2021
Age: 59

Dr. Papastavrou has served as a director of the company since August 2, 2021. Dr. Papastavrou also served as a director of XPO from September 2, 2011, to August 2, 2021, when he resigned to join GXO’s Board. He founded ARIS Capital Management, LLC in 2004 and serves as its chief investment officer. Previously, Dr. Papastavrou was the founder and managing director of the Fund of Hedge Funds Strategies Group of Banc of America Capital Management (BACAP), president of BACAP Alternative Advisors and a senior portfolio manager with Deutsche Asset Management. He was a tenured professor at Purdue University School of Industrial Engineering and holds a doctorate in electrical engineering and computer science from the Massachusetts Institute of Technology. Dr. Papastavrou served on the board of directors of United Rentals, Inc. (NYSE: URI) from April 2005 to May 2020.

Board Committees: ▪ Chair of Compensation Committee ▪ Member of Nominating, Corporate Governance and Sustainability Committee
Other Public Company Boards: None.

Dr. Papastavrou brings to the Board:
▪
Significant financial and accounting expertise, including prior service on public company audit committees and

▪
Extensive experience with finance and risk-related matters from holding senior positions at investment management firms.

Malcolm Wilson	Director since 2021
Age: 63

Mr. Wilson has served as a director and Chief Executive Officer of the company since August 2, 2021. Prior to the formation of GXO, Mr. Wilson served as chief executive officer of XPO Logistics Europe. Mr. Wilson has three decades of executive experience managing multinational supply chain operations in North America, Europe and Asia. He joined XPO in 2015 through the company’s acquisition of industry leader Norbert Dentressangle, where he led the logistics division and served on the executive board. Mr. Wilson grew the logistics division to global scale as Norbert Dentressangle’s largest revenue-producing unit.

Board Committees: None.
Other Public Company Boards: None.

Mr. Wilson brings to the Board:
▪
Substantial industry expertise resulting from his service at XPO and Norbert Dentressangle and

▪
Extensive leadership experience as XPO Logistics Europe’s chief executive officer and having served on the executive board of other industry leaders.

16	© 2022 GXO Logistics, Inc.

SUMMARY OF QUALIFICATIONS AND EXPERIENCE OF DIRECTORS AND DIRECTOR NOMINEES
	Brad Jacobs	Marlene Colucci	Oren Shaffer	Gena Ashe	Clare Chatfield	Joli Gross	Jason Papastavrou, Ph.D.	Malcolm Wilson
BUSINESS OPERATIONS experience provides a practical understanding of developing, implementing and assessing our operating plan and business strategy.
CORPORATE GOVERNANCE experience bolsters Board and management accountability, transparency and a focus on stockholder interests.
CUSTOMER SERVICE experience brings an important perspective to our Board given the importance of customer retention to our business model.
ENVIRONMENTAL SUSTAINABILITY AND CORPORATE RESPONSIBILITY experience allows our Board’s oversight to guide our long-term value creation for stockholders in a way that is sustainable.
EFFECTIVE CAPITAL ALLOCATION experience is crucial to our Board’s evaluation of our financial statements and capital structure.
CRITICAL ANALYSIS OF CORPORATE FINANCIAL STATEMENTS AND CAPITAL STRUCTURES experience assists our directors in overseeing our financial reporting and internal controls.
HUMAN RESOURCE MANAGEMENT experience allows our Board to further our goals of making GXO an inclusive workplace and aligning human resources objectives with our strategic and operational priorities.
MULTINATIONAL CORPORATE MANAGEMENT experience informs the Board’s strategic thinking, given the global nature of our business.
SALES AND MARKETING experience helps our Board assist with our business strategy and with developing new services and operations.
MERGERS AND ACQUISITIONS, INTEGRATION AND OPTIMIZATION experience helps our company identify the optimal strategic opportunities for profitable growth and realize synergies.
LOGISTICS INDUSTRY experience is important in understanding our competitive environment and market positioning.
RISK MANAGEMENT experience is critical to our Board’s role in overseeing the risks facing our company, including mitigation measures.
TALENT MANAGEMENT AND ENGAGEMENT experience helps our company attract, motivate and retain top candidates for leadership roles and innovation teams.
TECHNOLOGY AND INFORMATION SYSTEMS experience provides valuable insights as we continually seek to enhance customer outcomes and internal operations.
17	© 2022 GXO Logistics, Inc.

ROLE OF THE BOARD AND BOARD LEADERSHIP STRUCTURE
Our business and affairs are managed under the direction of our Board of Directors, which is our company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s primary responsibility is to seek to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, monitors the performance of our company and management and provides advice and counsel to management. In fulfilling the Board’s responsibilities, our directors have full access to our management, internal and external auditors and outside advisors.
Furthermore, our Board of Directors is committed to independent Board oversight. Our current Board leadership structure includes a non-executive chairman as well as a vice chair and a lead independent director. The position of chairman of the Board is currently held by Mr. Jacobs.
To further strengthen its independent decision-making, our Board has approved a set of Corporate Governance Guidelines (the “Guidelines”), which provide for an independent vice chair position as part of its ongoing commitment to strong corporate governance. The position of vice chair is defined as an independent director with authorities and duties that include: (i) presiding at meetings of the Board where the chairman and lead independent director are not present; (ii) assisting the chairman, when appropriate, in carrying out his duties; and (iii) such other duties, responsibilities and assistance as the Board or the chairman may determine. The vice chair is also available to meet with significant stockholders as required. Ms. Colucci was appointed to serve as vice chair on August 2, 2021.
In addition, the Board has provided that the independent directors may appoint a lead independent director who presides over executive sessions of the independent directors, and who shall serve a term of at least one year. The position of lead independent director has been structured to serve as an effective balance to the chairman and to include, among other duties: (i) presiding at all meetings of the Board of Directors at which the chairman is not present; (ii) presiding at all executive sessions of the independent directors, which must take place at least once a year without members of management present; and (iii) calling additional meetings of the independent directors as necessary. The lead independent director also serves as a liaison between the chairman and the independent directors. On August 2, 2021, the independent directors appointed Mr. Shaffer to serve as lead independent director.
Further information regarding the positions of lead independent director and vice chair is set forth in the Guidelines. The Guidelines are available on the company’s corporate website at www.gxo.com under the Investors tab.
Our Board of Directors held two meetings during 2021 following its initial appointment on August 2, 2021. Each person currently serving as a director attended 100% of the Board meetings, as well as the meetings of any committee(s) on which he or she served. In addition, during 2021, our Board of Directors acted 10 times via unanimous written consent.
Our directors are expected to attend our annual meetings. Any director who is unable to attend is expected to notify the chairman of the Board in advance of the meeting date. GXO did not hold an Annual Meeting of Stockholders in 2021.
BOARD RISK OVERSIGHT
Our Board of Directors provides overall risk oversight, with a focus on the most significant risks facing our company. In addition, the Board is responsible for ensuring that appropriate crisis management and business continuity plans are in place. The management of risks to our business and the execution of contingency plans are primarily the responsibilities of our senior management team.
Our Board and senior management team regularly discuss the company’s business strategy, operations, policies, controls, prospects and current and potential risks. These discussions include approaches for assessing, monitoring, mitigating and controlling risk exposure. The Board has delegated responsibility for the oversight of specific risks to standing committees as follows:
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Audit Committee. The Audit Committee oversees the process by which our exposure to risk is assessed and managed by management. In that role, the Audit Committee discusses major financial risk exposures with our management and discusses the steps that management has taken to monitor and control these exposures. Additionally, the Audit Committee is responsible for reviewing risks arising from related party transactions involving our company and for overseeing our companywide Code of Business Ethics and overall compliance with legal and regulatory requirements.

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Compensation Committee. The Compensation Committee monitors the risks associated with our compensation philosophy and programs. The Compensation Committee ensures that the company’s compensation structure strikes an appropriate balance in motivating our senior executives to deliver long-term results for the company’s stockholders while holding our senior leadership team accountable.

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Nominating, Corporate Governance and Sustainability Committee. The Nominating, Corporate Governance and Sustainability Committee oversees risks related to our governance structure and processes, as well as risks associated with the company’s corporate sustainability practices and reporting.

In addition, the Board periodically holds special sessions to evaluate topical trends identified as significant risks or items of strategic interest, such as human resources management, information technology and cyber security. The Board is committed to ensuring that our company has the resources and infrastructure necessary to appropriately address all significant risks.
18	© 2022 GXO Logistics, Inc.

COMMITTEES OF THE BOARD AND COMMITTEE MEMBERSHIP
Our Board of Directors has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Sustainability Committee. Each of these committees has a written charter that complies with applicable SEC rules and with the NYSE Listed Company Manual. These charters are available at www.gxo.com. You may obtain a printed copy of any of these charters, without charge, by sending a request to: Secretary, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831.
The Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Sustainability Committee are each composed entirely of independent directors within all applicable standards, as discussed below. Our Board’s general policy is to review and approve committee assignments annually. After consulting with our Board chairman and considering member qualifications, the Nominating, Corporate Governance and Sustainability Committee is responsible for recommending to our Board all committee assignments, including the roles of committee chair. Each committee is authorized to retain, in its sole authority, its own outside counsel and other advisors at the company’s expense as it desires. Also, each committee may form and delegate authority to subcommittees when appropriate. Our Board may eliminate or create additional committees as it deems appropriate. All directors are invited to attend committee meetings even if they are not a member of the committee.
The following table sets forth the membership of each of our Board committees as of the Record Date. Mr. Jacobs and Mr. Wilson do not serve on any Board committees.
Name	Audit Committee	Compensation Committee	Nominating, Corporate Governance and Sustainability Committee
Gena Ashe	✓
Clare Chatfield	✓
Marlene Colucci		✓	✓
Joli Gross		✓	C
Jason Papastavrou		C	✓
Oren Shaffer*	C
C = Committee chair	✓= Committee member	* =Audit Committee Financial Expert
A brief summary of the committees’ responsibilities follows:
Audit Committee. Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to assist our Board of Directors in fulfilling its responsibilities in a number of areas, including, without limitation, oversight of: (i) our accounting and financial reporting processes, including our systems of internal controls and disclosure controls, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent registered public accounting firm, (v) the performance of our independent registered public accounting firm and internal audit function and (vi) related party transactions. Each member of the Audit Committee satisfies all applicable independence standards, has not participated in the preparation of our financial statements at any time during the past three years and is able to read and understand fundamental financial statements. During 2021, the Audit Committee comprised the following three directors: Mr. Shaffer (chair), Ms. Ashe and Ms. Chatfield. During 2021, the Audit Committee met four times. Our Board has determined that Mr. Shaffer qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Exchange Act.
Compensation Committee. The primary responsibilities of the Compensation Committee are, among other things: (i) to oversee the administration of our compensation programs, (ii) to review and approve the compensation of our executive management, (iii) to review company contributions to qualified and non-qualified plans, (iv) to prepare any report on executive compensation required by SEC rules and regulations and (v) to retain independent compensation consultants and oversee the work of such consultants. During 2021, the Compensation Committee comprised the following three directors: Dr. Papastavrou (chair), Ms. Colucci and Ms. Gross. During 2021, the Compensation Committee met three times and, in addition, acted five times via unanimous written consent.
Nominating, Corporate Governance and Sustainability Committee. The primary responsibilities of the Nominating, Corporate Governance and Sustainability Committee are, among other things: (i) to identify individuals qualified to become Board members and recommend that our Board select such individuals to be presented for stockholder consideration at the annual meeting or to be appointed by the Board to fill a vacancy, (ii) to make recommendations to the Board concerning committee appointments, (iii) to develop, recommend to the Board and annually review the Guidelines and oversee corporate governance matters, (iv) to support the Board in its oversight of our company’s purpose-driven sustainability strategies, performance and external disclosures, including ESG matters and related stakeholder engagement, and (v) to oversee an annual evaluation of our Board and its committees. During 2021, the Nominating, Corporate Governance and Sustainability Committee comprised the following three directors: Ms. Gross (chair), Ms. Colucci and Dr. Papastavrou. The Nominating, Corporate Governance and Sustainability Committee met one time during 2021.
19	© 2022 GXO Logistics, Inc.

DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation of each person who served as a non-employee director of our company during 2021.
2021 Director Compensation Table(1)
Name	Fees Earned in Cash(2)	Stock Awards(3)	Total
Brad Jacobs(4)	$33,043	$73,397	$106,440
Marlene Colucci(5)	$43,369	$190,000(11)	$233,369
Oren Shaffer(6)	$53,696	$190,000(11)	$243,696
Gena Ashe(7)	$33,043	$190,000(11)	$223,043
Clare Chatfield(8)	$33,043	$73,397	$106,440
Joli Gross(9)	$41,304	$73,397	$114,701
Jason Papastavrou(10)	$41,304	$190,000(11)	$231,304

(1)
Compensation information for Malcolm Wilson and Karlis Kirsis is disclosed in this Proxy Statement under the heading “Executive Compensation—Compensation Tables.” Messrs. Wilson and Kirsis did not receive additional compensation for their service as a director. Mr. Kirsis served as a director from February 16, 2021, until his resignation, which was effective immediately prior to the spin-off on August 2, 2021.

(2)
The amounts reflected in this column represent the fees earned by the directors for their service during 2021. Because the fees are paid in arrears and fourth quarter payments are received during the following calendar year, fees earned more accurately represent the compensation received by our directors.

(3)
The amounts reflected in this column represent the grant date fair value of the awards made in 2021, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 “Compensation—Stock Compensation” (“ASC 718”). For further discussion of the assumptions used in the calculation of the grant date fair value, please see “Notes to Consolidated Financial Statements—Note 16. Stock-Based Compensation” of our company’s Annual Report on Form 10-K for the year ended December 31, 2021. Each director serving on January 3, 2022, received an award of 2,120 RSUs on such date for service as a director in 2022. These awards vest on January 3, 2023, and are not reflected in the table above.

(4)
As of December 31, 2021, Mr. Jacobs held 1,073 RSUs. As of the Record Date, Mr. Jacobs beneficially owned a total of 12,304,190 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.” As of the date of this proxy statement, Mr. Jacobs beneficially owns a total of 6,856,690 shares of common stock.

(5)
As of December 31, 2021, Ms. Colucci held 8,787 RSUs. As of the Record Date, Ms. Colucci beneficially owned a total of 11,424 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(6)
As of December 31, 2021, Mr. Shaffer held 63,867 RSUs. As of the Record Date, Mr. Shaffer beneficially owned a total of 95,003 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(7)
As of December 31, 2021, Ms. Ashe held 35,188 RSUs. As of the Record Date, Ms. Ashe beneficially owned a total of 31,661 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(8)
As of December 31, 2021, Ms. Chatfield held 1,073 RSUs. As of the Record Date, Ms. Chatfield beneficially owned a total of 1,073 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(9)
As of December 31, 2021, Ms. Gross held 1,073 RSUs. As of the Record Date, Ms. Gross beneficially owned a total of 1,612 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(10)
As of December 31, 2021, Dr. Papastavrou held 51,225 RSUs. As of the Record Date, Dr. Papastavrou beneficially owned a total of 231,433 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(11)
In connection with the spin-off, all outstanding equity awards with respect to XPO common stock held by the directors were equitably adjusted and converted into equity awards with respect to GXO common stock, with such equitable adjustments determined based on (i) the closing price of a share of XPO common stock on the close of trading on July 30, 2021 and (ii) the closing price of a share of GXO common stock on August 2, 2021.

The compensation of our directors is subject to approval by our Board, which is based, in part, on the recommendation of the Compensation Committee. Directors who are employees of our company do not receive additional compensation for service as members of either our Board of Directors or its committees. For service during calendar year 2021, our non-employee directors received an annual cash retainer of $80,000, payable quarterly in arrears, and time-based RSUs (“Time-Based RSUs”) worth $190,000. The annual grant of such Time-Based RSUs was made on the first business day of 2022 (the “RSU Grant Date”) and the number of units was determined by dividing $190,000 by the average of the closing prices of the company’s common stock on the 10 trading days immediately preceding the RSU Grant Date. The vice chair of the Board received an additional $25,000 annual cash retainer, payable quarterly in arrears. The lead independent director also received an additional $25,000 annual cash retainer, payable quarterly in arrears. The chairs of our Audit Committee, our Compensation Committee and our Nominating, Corporate Governance and Sustainability Committee each received an additional cash retainer of $25,000, $20,000 and $20,000, respectively, payable quarterly in arrears.
No other fees are paid to our directors for their attendance at or participation in meetings of our Board or its committees. We reimburse our directors for expenses incurred in the performance of their duties, including reimbursement for air travel and hotel expenses.
In 2022, our Board adopted a stock ownership policy establishing guidelines and stock retention requirements that apply to our non-employee directors and executive officers. Non-employee directors are subject to a stock ownership guideline of six (6) times
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the annual cash retainer. To determine compliance with these guidelines, generally, common shares held directly or indirectly, and unvested restricted stock units subject solely to time-based vesting count toward meeting the stock ownership guidelines. Stock options, whether vested or unvested, and equity-based awards subject to performance-based vesting conditions are not counted toward meeting stock ownership guidelines until they have settled or been exercised, as applicable. Until the guidelines are met, 70% of shares received upon settlement of equity-based awards are required to be retained by the director. Under the policy, a newly appointed director is required to reach the required ownership level no later than five years from the date of his or her appointment. As of the Record Date, all of our non-employee directors were in compliance with our stock ownership policy.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
In 2021 the Compensation Committee comprised the following three directors: Dr. Papastavrou (chair), Ms. Colucci, and Ms. Gross. None of the members of our Compensation Committee has been an officer or employee of our company. During 2021, there were no material transactions between the company and the members of the Compensation Committee, other than described in the “Certain Relationships and Related Party Transactions” section on page 25, and none of our executive officers served on any compensation committee or board of directors of any entity that has one or more executive officers serving on our Compensation Committee or on our Board of Directors.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS ETHICS
Our Board of Directors is committed to sound corporate governance principles and practices. Our Board adopted Corporate Governance Guidelines on August 2, 2021.
The Guidelines serve as a framework within which our Board conducts its operations. Among other things, the Guidelines include criteria for determining the qualifications and independence of the members of our Board, requirements for the standing committees of our Board, responsibilities for members of our Board and requirements to conduct an annual evaluation of the effectiveness of our Board and its committees. The Nominating, Corporate Governance and Sustainability Committee is responsible for reviewing the Guidelines annually, or more frequently as appropriate, and recommending appropriate changes to our Board in light of applicable laws and regulations, the governance standards identified by leading governance authorities and our company’s evolving needs.
We have a Code of Business Ethics (the “Code”) that applies to our directors and executive officers. This Code is designed to deter wrongdoing, promote the honest and ethical conduct of all employees and promote compliance with applicable governmental laws, rules and regulations, as well as provide clear channels for reporting concerns. The Code constitutes a “code of ethics” as defined in Item 406(b) of Regulation S-K. We intend to satisfy the disclosure requirements under applicable SEC rules relating to amendments to the Code or waivers of any provision of the Code as applicable to our principal executive officer, our principal financial officer and our principal accounting officer by posting such disclosures on our website pursuant to SEC rules.
The Guidelines and our Code of Business Ethics are available on our website at www.gxo.com. In addition, you may obtain a printed copy of these documents, without charge, by sending a request to: Secretary, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831.
DIRECTOR INDEPENDENCE
Under the Guidelines, our Board of Directors is responsible for making independence determinations annually with the assistance of the Nominating, Corporate Governance and Sustainability Committee. Such independence determinations are made by reference to the independence standard under the Guidelines and the definition of “independent director” under Section 303A.02 of the NYSE Listed Company Manual. Our Board has affirmatively determined that each person who served as a director during any part of 2021, except for Mr. Jacobs and Mr. Wilson, our chairman of the Board and our chief executive officer, respectively, satisfies the independence standards under the Guidelines and the NYSE Listed Company Manual.
In addition to the independence standards provided in the Guidelines, our Board has determined that each director who serves on our Audit Committee satisfies standards for independence of Audit Committee members established by the SEC: that is, the director may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from our company other than his or her director compensation or (ii) be an affiliated person of our company or any of its subsidiaries. Our Board has also determined that each member of the Compensation Committee satisfies the NYSE standards for independence of Compensation Committee members, which became effective on July 1, 2013. Additionally, our Board has determined that each member of the Nominating, Corporate Governance and Sustainability Committee satisfies the NYSE standards for independence. In making the independence determinations for each director, our Board and the Nominating, Corporate Governance and Sustainability Committee analyzed certain relationships of the directors that were not required to be disclosed pursuant to Item 404(a) of Regulation S-K. For Ms. Gross, those relationships included ordinary course commercial transactions between our company and the entity for which Ms. Gross serves as an executive.
DIRECTOR SELECTION PROCESS
The Nominating, Corporate Governance and Sustainability Committee is responsible for recommending to our Board of Directors all nominees for election to the Board, including nominees for re-election to the Board, in each case, after consultation with the chairman of the Board and in accordance with our company’s contractual obligations. Subject to the foregoing, in considering
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new nominees for election to our Board, the Nominating, Corporate Governance and Sustainability Committee considers, among other things, broad experience; financial expertise; wisdom; integrity; an ability to make independent analytical inquiries; an understanding of our company’s business environment; relevant knowledge and experience in such areas as technology, marketing and other disciplines relevant to our company’s businesses; the nominee’s ownership interest in our company; and a willingness and ability to devote adequate time to Board duties, all in the context of the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience and viewpoints of Board members. When searching for new directors, our Board endeavors to actively seek highly qualified women and individuals from underrepresented minorities to include in the candidate pool. Our Board aims to create a team of diverse and highly skilled directors who provide our global company with thoughtful board oversight. The Nominating, Corporate Governance and Sustainability Committee assesses the effectiveness of its diversity efforts through periodic evaluations of the Board’s composition.
The Nominating, Corporate Governance and Sustainability Committee may identify potential nominees for election to our Board from a variety of sources, including recommendations from current directors or management and recommendations from our stockholders or any other source the committee deems appropriate, including engaging a third-party consulting firm to assist in identifying independent director candidates.
Our Board will consider nominees submitted by our stockholders, subject to the same factors that are brought to bear when it considers nominees referred by other sources. Our stockholders can nominate candidates for election as directors by following the procedures set forth in our bylaws, which are summarized below. We did not receive any director nominees from our stockholders for the 2022 Annual Meeting.
Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by the secretary of our company not less than 90 days, and not more than 120 days, prior to the first anniversary of the preceding year’s annual meeting. As more specifically provided in our bylaws, any nomination must include: (i) the nominator’s name and address and the number of shares of each class of our capital stock that the nominator owns, (ii) the name and address of any person with whom the nominator is acting in concert and the number of shares of each class of our capital stock that any such person owns, (iii) the information with respect to each such proposed director nominee that would be required to be provided in a proxy statement prepared in accordance with applicable SEC rules and (iv) the consent of the proposed candidate to serve as a member of our Board.
Any stockholder who wishes to nominate a potential director candidate must follow the specific requirements set forth in our bylaws, a copy of which may be obtained by sending a request to: Secretary, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831.
BOARD OVERSIGHT OF HUMAN RESOURCE MANAGEMENT
Our success relies in large part on our robust governance structure and Code of Business Ethics, our corporate citizenship and engaged employees who embrace our values. As a customer-centric company with a strong service culture, we constantly work to maintain and improve our position as an employer of choice. This requires an unwavering commitment to workplace inclusion and safety as well as competitive total compensation that meets the needs of our employees and their families.
Our management team and Board work together in a transparent manner, allowing for open communication, including with respect to human resources-related matters. Our directors have access to information about our human resources operations and plans, our chief human resources officer is invited to speak regularly at meetings of our Board, our Compensation Committee reviews broad-based employee compensation and benefits information and warehouse employees are invited to meet directly with the Board. Our directors also have opportunities to attend and participate in quarterly operating review meetings with business unit management and conduct visits of operational sites.
Under the leadership of our Board in 2021, we made significant investments in the safety, well-being and satisfaction of our employees in numerous areas, including: diversity, inclusion and belonging; health and safety; talent development and engagement; and expansive total rewards.
Diversity, Inclusion and Belonging
We take pride in having an inclusive workplace that encourages a diversity of backgrounds and perspectives and mandates fair treatment for all individuals. These attributes of our culture make us a stronger organization and a better partner to all GXO stakeholders. We welcome employees of every gender identity, sexual orientation, race, ethnicity, national origin, religion, life experience, veteran status and disability. In November 2021, we appointed a Vice President of Diversity, Inclusion and Belonging and we have launched a Sustainability Steering Committee and Diversity and Inclusion Steering Committee in Europe and the Americas whose strategies will include support and contributions for our environmental, social and governance commitments and ongoing annual community engagement events.
Health and Safety
Our employees’ safety is always our foremost priority, and we have numerous protocols in place to ensure a safe workplace environment. We aim to maintain an Occupational Safety and Health Administration recordable incident rate that is less than half the published rate for the General Warehousing and Storage sector, based on the “Industry Injury and Illness Data” of the U.S. Bureau of Labor Statistics.
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We deployed a comprehensive array of protective measures and technology to maintain a safe workplace environment in response to the COVID-19 pandemic. We have taken many risk-mitigating actions to protect our employees, including offering 100% paid pandemic sick leave for eligible employees, procuring personal protective equipment for employees in all of our workplaces and providing expanded access to mental health counseling services for employees and their dependents.
Talent Development and Engagement
Our employees are critically important to our ability to provide best-in-class service. We ask our employees for feedback through engagement surveys, roundtables and town halls and we use periodic engagement surveys to gauge our progress and assess satisfaction. In this way, our employees help drive the continuous improvement of our business. We seek to identify top talent in all aspects of the recruitment process and we emphasize training and development.
We tailor our recruitment efforts by geography and job function using an array of channels to ensure a diverse candidate pool. Our talent development infrastructure provides resources to employees who aspire to grow throughout their career, such as tailored skills development, training and mentoring. In addition, we maintain a robust pipeline of future operations leaders by using structured sponsorships and additional learning techniques to develop internal candidates who demonstrate high potential in supervisory roles into site leader positions. Our programs also serve to retain top talent by defining personalized development paths and attract new talent by differentiating GXO as an employer of choice.
Expansive Total Rewards
We offer a competitive compensation package to help attract and retain outstanding talent. We offer competitive wages and a comprehensive suite of benefits to all employees to maintain our positioning as an employer of choice in the talent marketplace. A number of the benefits we offer were introduced in response to employee feedback—in the U.S., examples include our pregnancy care policy, family bonding policy, tuition reimbursement program for continuing education and benefits such as diabetes management, supplemental insurance and short-term loans. In Europe, the benefits offered vary by country and are tailored to the needs of the local markets. Examples include comprehensive healthcare and risk insurance, employee assistance programs covering mental, physical and financial well-being, pension plans, profit sharing and local and global bonuses structured to offer competitive pay in each country.
Our 2021 Form 10-K provides, and our inaugural ESG Report will provide, additional details of our global progress in these key areas.
BOARD OVERSIGHT OF ESG MATTERS
Our approach to ESG is one of purpose-driven progress rooted in innovation. We work to promote environmental sustainability, social initiatives and good governance through the decisions we make and our interactions with colleagues, customers, suppliers and other stakeholders. ESG features prominently in deliberations among our directors and informs their overall approach to risk oversight.
We believe that ESG is essential to our company’s long-term viability. It fosters an inclusive workplace for our employees. In addition, ESG matters are important to many of our stakeholders who want to do business with partners that share their goals: for example, the transition to a low-carbon economy.
In November 2021, we launched a Sustainability Steering Committee that includes cross-functional leaders from throughout the organization.
We expect shortly to publish our inaugural ESG Report detailing our progress in the areas of environmental sustainability, social initiatives and governance performance. Our inaugural ESG Report will be available at https://www.gxo.com/esg/. Members of our Board reviewed the contents of the ESG Report and provided feedback to the company. In addition, our Nominating, Corporate Governance and Sustainability Committee met with our Chief Compliance and ESG Officer to review and approve the ESG Report prior to publication.
BOARD OVERSIGHT OF INFORMATION TECHNOLOGY AND CYBERSECURITY RISK MANAGEMENT
Our Board maintains direct oversight over information technology and cybersecurity risk. The Board both receives and provides feedback on regular updates from management regarding information technology and cybersecurity governance processes, policies and business continuity plans, the status of projects to strengthen internal cybersecurity and the results of security breach simulations. The Board also discusses relevant incidents in the industry and the emerging threat landscape.
We have a robust IT security team, managed by our chief information security officer. This team continuously reviews relevant legislative, regulatory and technical developments and enhances our information security capabilities in order to protect against potential threats. We are continually improving our detection and recovery processes and have rolled out an IT security training program that all employees are required to complete at regular intervals. We also obtained an information security risk insurance policy.
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STOCKHOLDER COMMUNICATION WITH THE BOARD
Stockholders and other parties interested in communicating with our Board of Directors, any Board committee, any individual director, including our lead independent director, or any group of directors (such as our independent directors) should send written correspondence to: Board of Directors c/o Secretary, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831. Please note that we will not forward communications to the Board that qualify as spam, junk mail, mass mailings, resumes or other forms of job inquiries, surveys, business solicitations or advertisements.
STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Stockholder proposals intended to be presented at our 2023 Annual Meeting of Stockholders must be received by our Secretary no later than December 26, 2022, in order to be considered for inclusion in our proxy materials, pursuant to Rule 14a-8 under the Exchange Act.
As more specifically provided for in our bylaws, no business may be brought before an annual meeting of our stockholders unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who has delivered proper notice to us not less than 90 days, and not more than 120 days, prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. For example, assuming that our 2023 Annual Meeting is held on or after May 24, 2023, any stockholder proposal to be considered at the 2023 Annual Meeting, including nominations of persons for election to our Board, must be properly submitted to us not earlier than January 24, 2023, nor later than February 23, 2023.
Additionally, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2023 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2023.
Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request sent to: Secretary, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831.
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CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS
Under its written charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving or ratifying any transaction between our company and a related person (as defined in Item 404 of Regulation S-K) that is required to be disclosed under the rules and regulations of the SEC. Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.
AGREEMENTS WITH XPO
Prior to the spin-off, XPO was our sole shareholder and, therefore, is deemed a “related party” even though XPO ceased to hold any shares of GXO common stock upon completion of the spin-off. As a result, we are required to disclose the following agreements that were approved and entered into between GXO and XPO prior to the spin-off while GXO was a wholly owned subsidiary of XPO. In connection with the spin-off, GXO entered into a separation agreement with XPO to effect the separation and to provide a framework for GXO’s relationship with XPO after the separation and entered into certain other agreements, including a transition services agreement, a tax matters agreement, an employee matters agreement and an intellectual property license agreement.
Additional information about the terms of these agreements can be found in GXO’s information statement, dated July 23, 2021, which was included as Exhibit 99.1 to GXO’s Current Report on Form 8-K filed on July 26, 2021, under the section titled “Certain Relationships and Related Party Transactions.” The foregoing summaries of the terms of the material agreements GXO entered into with XPO in connection with the spin-off do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, filed as exhibits to GXO’s Current Report on Form 8-K filed on August 2, 2021.
Separation Agreement
The separation agreement governs the rights and obligations of the parties regarding the distribution following the completion of the spin-off. On August 2, 2021, XPO distributed to its stockholders that held XPO common stock as July 23, 2021, the record date for the distribution, all of the issued and outstanding shares of GXO common stock on a pro rata basis. No fractional shares were issued.
Also, the separation agreement identified the assets transferred, the liabilities assumed and the contracts transferred to each of GXO and XPO as part of the separation of XPO into two independent companies. In particular, the separation agreement provides that, among other things, subject to the terms and conditions contained therein:
■
certain assets related to the GXO businesses, which we refer to as the “GXO Assets,” are now retained by or have been transferred to GXO or one of its subsidiaries, including:

■
equity interests in certain GXO subsidiaries that hold assets of the GXO businesses;

■
the GXO brands, certain other trade names and trademarks and certain other intellectual property (including patents, know-how and trade secrets), software, information and technology allocated to GXO pursuant to the separation agreement;

■
facilities owned or leased by GXO;

■
certain contracts exclusively related to the GXO businesses;

■
with respect to certain contracts primarily but not exclusively related to the GXO businesses, those portions of such contracts to the extent related to the GXO businesses;

■
other assets and rights expressly allocated to GXO pursuant to the terms of the separation agreement or certain other agreements entered into in connection with the separation;

■
cash in an amount equal to $100 million (after giving effect to the cash true-up adjustments set forth in the separation agreement);

■
permits that primarily relate to the GXO businesses; and

■
other assets that are included in GXO’s pro forma balance sheet;

■
certain liabilities related to the GXO businesses or the GXO Assets, which we refer to as the “GXO Liabilities,” are now retained by or have been transferred to GXO; and

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■
all of the assets (including cash and cash equivalents) and liabilities (including whether accrued, contingent or otherwise) other than the GXO Assets and the GXO Liabilities have been retained by or transferred to XPO.

Transition Services Agreement
In connection with the spin-off, GXO and XPO entered into a transition services agreement pursuant to which GXO and XPO and their respective affiliates are to provide each other, on an interim, transitional basis, various services, such as treasury administration, employee benefits administration, information technology services, regulatory services, general administrative services and other support services. The agreed-upon charges for such services are generally intended to allow the servicing party to charge a price comprising out-of-pocket costs and expenses and a predetermined profit in the form of a mark-up of such out-of-pocket expenses.
The services commenced on the distribution date and terminate no later than 12 months following the distribution date. The receiving party may terminate any services by giving prior written notice to the provider of such services and paying any applicable wind-down charges.
Tax Matters Agreement
In connection with the spin-off, GXO and XPO entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes (including responsibility for taxes, entitlement to refunds, allocation of tax attributes, preparation of tax returns, control of tax contests and other tax matters). Pursuant to the tax matters agreement:
■
XPO generally is responsible for all U.S. federal income taxes imposed on the XPO consolidated tax return group and state and foreign income, franchise, capital gains, withholding and similar taxes imposed on a consolidated, combined or unitary tax return group (or similar tax group under non-U.S. law) that includes XPO or one of its subsidiaries with respect to taxable periods (or portions thereof) that end on or prior to the distribution date.

■
Special rules allocate tax liabilities in the event either (i) the distribution, together with certain related transactions, fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code or (ii) any internal separation transaction that is intended to qualify as a transaction that is generally tax-free fails to so qualify.

■
Each of XPO and GXO would be responsible for a specified portion of any taxes (and any related costs and other damages) arising as a result of the failure of the distribution and certain related transactions to qualify as a transaction that is generally tax-free (including as a result of Section 355(e) of the Code) or a failure of any internal separation transaction that is intended to qualify as a transaction that is generally tax-free to so qualify, in each case, to the extent such amounts did not result from a disqualifying action by, or acquisition of equity securities of, XPO or GXO.

■
Certain restrictions are imposed on GXO and its subsidiaries during the two-year period following the distribution that are intended to prevent the distribution, together with certain related transactions, from failing to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code.

Employee Matters Agreement
In connection with the spin-off, GXO and XPO entered into an employee matters agreement to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The employee matters agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.
Intellectual Property License Agreement
In connection with the spin-off, GXO and XPO entered into an intellectual property license agreement to facilitate and provide for an orderly transition in connection with the transaction. Under the intellectual property license agreement, each of GXO and XPO is the owner of a copy of the XPO Smart Software for use in its business. The intellectual property license agreement also provides GXO a non-exclusive license to certain XPO software platforms for use in the operation of the GXO businesses, and XPO will retain a non-exclusive license to certain GXO software platforms for use in the operation of XPO’s retained businesses. Further, the intellectual property license agreement also provides the parties with reciprocal, non-exclusive licenses under certain intellectual property rights transferred to GXO and certain intellectual property rights retained by XPO in order to provide the parties freedom to operate their respective businesses.
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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires that GXO’s directors, executive officers and persons who beneficially own 10% or more of GXO’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To GXO’s knowledge, based solely on a review of the copies of such reports furnished to GXO and written representations that no other reports were required, during the year ended December 31, 2021, all such filing requirements applicable to GXO’s directors, executive officers and greater than 10% beneficial owners were complied with except for Ms. Chatfield, who filed one late report regarding her initial statement of beneficial ownership due to a delay in generating her SEC filing codes.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our voting securities as of the Record Date by: (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each director, (iii) each NEO and (iv) all executive officers and directors as a group. None of the foregoing persons beneficially owned any shares of equity securities of our subsidiaries as of the Record Date.
Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held solely by the beneficial owner and which are exercisable or convertible within 60 days have been exercised or converted. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is care of GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831.
Name of Beneficial Owner	Beneficially Owned Shares of Common Stock	Outstanding(1) Percentage of Common Stock
Beneficial Ownership of 5% or more:
Jacobs Private Equity, LLC(2)	11,915,701	10.4%
Orbis Investment Management Limited(3) Orbis House, 25 Front Street Hamilton Bermuda HM11	9,560,123	8.3%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	10,141,054	8.8%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	10,254,938	8.9%
Directors:
Brad Jacobs	12,304,190(6)	10.7%
Marlene Colucci	11,424(7)	*
Oren Shaffer	95,003(8)	*
Gena Ashe	31,661(9)	*
Clare Chatfield	1,073	*
Joli Gross	1,612	*
Jason Papastavrou, Ph.D.	231,433(10)	*
NEOs:
Malcolm Wilson+	62,797(11)	*
Baris Oran	21,989(12)	*
Karlis Kirsis	24,421(13)	*
Maryclaire Hammond	12,641(14)	*
Elizabeth Fogarty	—	*
Current Directors and Executive Officers as a Group (12 People)	12,798,244(15)	11.1%

*
Less than 1%

+
Director and Executive Officer

(1)
For purposes of this column, the number of shares of common stock outstanding for each person reflects the sum of: (i) 114,840,449 shares of our common stock that were outstanding as of the Record Date, (ii) the number of RSUs held, if any, that are or will become vested within 60 days of the Record Date and (iii) the number of shares of common stock underlying stock options that are or will become vested within 60 days of the Record Date.

(2)
Brad Jacobs has indirect beneficial ownership of the shares of GXO common stock beneficially owned by JPE, as a result of being its managing member. In addition, Mr. Jacobs directly owns 388,489 shares of GXO common stock. See footnote (6) below.

28	© 2022 GXO Logistics, Inc.

(3)
Based on the Schedule 13G filed on February 14, 2022, by Orbis Investment Management Limited (“OIML”), Orbis Investment Management (U.S.), L.P. (“OIMUS”) and Allan Gray Australia Pty Limited (“AGAPL”), which reported that, as of February 14, 2022, OIML beneficially owned 9,488,796 shares of GXO common stock, OIMUS beneficially owned 67,676 shares of GXO common stock, and AGAPL beneficially owned 3,651 shares of GXO common stock. The group has sole voting and sole dispositive power over such shares of GXO common stock.

(4)
Based on the Schedule 13G filed on February 4, 2022, by BlackRock, Inc., which reported that, as of February 4, 2022, BlackRock, Inc. beneficially owned 10,141,054 shares of our common stock, with sole voting power over 9,644,505 shares of GXO common stock and sole dispositive power over 10,141,054 shares of GXO common stock.

(5)
Based on the Schedule 13G filed on February 10, 2022, by The Vanguard Group, which reported that, as of February 9, 2022, The Vanguard Group beneficially owned 10,254,938 shares of GXO common stock with shared voting power over 72,791 shares of GXO common stock and sole dispositive power over 10,041,211 shares of GXO common stock and shared dispositive power over 213,727 shares of GXO common stock.

(6)
Mr. Jacobs has indirect beneficial ownership of 11,915,701 shares of GXO common stock beneficially owned by JPE as a result of being its managing member. Also includes 388,489 shares of GXO common stock held directly by Mr. Jacobs. As of the date of this proxy statement, Mr. Jacobs has indirect beneficial ownership of 6,468,201 shares of GXO common stock owned by JPE and direct beneficial ownership of 388,489 shares of GXO common stock.

(7)
Includes 8,787 vested RSUs that are subject to a deferral election.

(8)
Includes 63,867 vested RSUs that are subject to a deferral election.

(9)
Includes 31,661 vested RSUs that are subject to a deferral election.

(10)
Includes 180,208 shares of GXO common stock beneficially owned by Springer Wealth Management LLC, of which Dr. Papastavrou is the owner of 100% of the equity securities. Includes 51,225 vested RSUs that are subject to a deferral election.

(11)
Includes 26,388 unvested Options that will vest on June 7, 2022.

(12)
Includes 21,989 unvested Options that will vest on May 17, 2022.

(13)
As of the date of this proxy statement, Mr. Kirsis beneficially owns a total of 20,533 shares of common stock.

(14)
Includes 4,398 unvested Options that will vest on June 7, 2022. As of the date of this proxy statement, Ms. Hammond beneficially owns a total of 10,712 shares of common stock.

(15)
Includes 155,540 RSUs and 52,775 shares of common stock underlying stock options that are or will become vested within 60 days of the Record Date.

29	© 2022 GXO Logistics, Inc.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes GXO’s executive compensation program for 2021. The Compensation Committee of our Board of Directors (the “Committee”) oversees our executive compensation program and practices. In this section, we explain the Committee’s 2021 compensation decisions for the following NEOs.
NEO	2021 ROLE
Malcolm Wilson	Chief Executive Officer
Baris Oran	Chief Financial Officer
Karlis Kirsis	Chief Legal Officer
Maryclaire Hammond	Chief Human Resources Officer
Elizabeth Fogarty	Chief Communications Officer
SPECIAL NOTE REGARDING THE SPIN-OFF
Prior to the completion of the spin-off on August 2, 2021, we were a wholly owned subsidiary of XPO Logistics, Inc. (“XPO”). This proxy statement discloses the compensation of our principal executive officer, principal financial officer and three next highest compensated executive officers, based on compensation for the year ended December 31, 2021 (collectively, the “NEOs”). Information presented for periods prior to the spin-off reflects the historical compensation philosophy, strategy and program designed by XPO and approved by the compensation committee of XPO’s board of directors (the “XPO Committee”), as well as the consideration of such factors as the XPO Committee or management of XPO determined were appropriate for an organization of XPO’s size and complexity.
Upon the spin-off, outstanding awards held by GXO employees, including the NEOs, were converted in accordance with the Employee Matters Agreement between GXO and XPO. The purpose of the conversion methodology used was to maintain the aggregate intrinsic value of the award immediately after the spin-off when compared to the aggregate intrinsic value immediately prior to the spin-off. Such adjusted awards are otherwise subject to the same terms and conditions that applied to the original XPO award immediately prior to the spin-off.
2021 COMPANY PERFORMANCE HIGHLIGHTS
Overview
2021 was a momentous year for GXO. Since becoming a standalone company on August 2, 2021, GXO, under the leadership of our NEOs, demonstrated its ability to deliver on its promise to make outsourced logistics a gamechanger for customers while establishing GXO as an industry leader. In 2021, GXO posted record results: record revenue, record adjusted EBITDA and record EPS.
Highlights of our full-year 2021 performance include:
■
$7.9 billion of revenue;

■
$153 million of net income attributable to common shareholders;

■
$1.32 of diluted EPS, and $2.09 of adjusted diluted EPS*;

■
$611 million of adjusted EBITDA*;

■
$455 million of cash flow from operations;

■
$216 million of free cash flow*; and

■
$333 million of cash and cash equivalents, and $800 million of available borrowing capacity, as of December 31, 2021.

*
See Annex A for reconciliations of non-GAAP measures.

The tailwinds of ecommerce, automation and outsourcing continue unabated, and we see even more opportunities for significant growth. Our sales pipeline reached an all-time high of $2.5 billion, and we won contracts with an aggregate lifetime value of approximately $5 billion, giving us a strong foundation for growth in 2022.
Businesses are facing enormous and, in some cases, extremely complex challenges: for example, rising consumer expectations, rapidly evolving technology and multiplying risks to their supply chains. Our expertise as well as our winning combination of industry-leading technology, global scale and world-class talent help them meet these challenges and continue to set GXO apart.
30	© 2022 GXO Logistics, Inc.

We lead the industry in tech implementation, digitization and robotics, and in 2021 we dedicated half of our total capital expenditures to growing this lead. We are constantly testing new technology to make our operations more productive and efficient and to make the workplace safer and more engaging for our team members. Our leadership earned GXO a FreightTech 100 award, which spotlights the most innovative companies in our industry.
Our footprint and scale—approximately 200 million square feet of warehouse space across more than 900 locations and a team that numbers over 100,000 strong worldwide—make us one of only a handful of global players that can satisfy the logistics requirements of the world’s largest multinational companies. Our ability to support these customers at the highest level is a major competitive advantage and a key growth opportunity for GXO.
We also distinguish ourselves with exceptional service. In 2021, we delivered a successful peak for our customers, navigating an elongated end-of-year holiday period and sourcing talent exceptionally well. Our service and results helped us win contract extensions and earn new business from existing customers. Over the course of the year, we were able to expand our operations with 80 percent of our top 20 customers. Revenue from these customers grew organically by approximately 22 percent, demonstrating the success of our “land-and-expand” strategy.
In 2021, we delivered on this promise with a year of firsts and records. And we are well-positioned to seize the enormous opportunity ahead of us.
OUR COMPENSATION PHILOSOPHY AND EXECUTIVE COMPENSATION PROGRAM OBJECTIVES
GXO’s executive compensation philosophy is founded on the following core objectives:
■
Attract high-impact, results-oriented executives who will contribute to GXO’s goal of maximizing stockholder value.

■
Ensure that each executive receives total compensation that encourages his or her long-term retention through business and individual performance assessments, coupled with market benchmarking.

■
Maintain executive focus on the company’s top priorities of profitable growth, innovation, operational excellence and customer satisfaction.

■
Set ambitious targets that incentivize our executives to drive long-term stockholder value creation without unnecessary risk.

■
Align the interests of our executives with those of our stockholders by emphasizing high growth and high returns in our long-term, performance-based incentives.

■
Incorporate stockholder feedback into the Committee’s decision-making process.

STOCKHOLDER OUTREACH AND ENGAGEMENT
We believe that regular stockholder engagement is key to strong corporate governance and we recognize the value of engaging in constructive dialogue with stockholders on numerous topics, including business strategy, governance, executive compensation, corporate sustainability reporting and other important matters. We strive to continually improve in these areas and we value the opportunity to hold ongoing engagement discussions with stockholders throughout the year. Our investor relations team engages regularly with both existing and prospective stockholders. Feedback from these sessions is shared with executive management and reflected in our strategic priorities. In addition, following the publication of the company’s inaugural Annual Report and ESG Report, we expect to engage more substantively with stockholders on governance, executive compensation and sustainability topics.
31	© 2022 GXO Logistics, Inc.

COMPENSATION GOVERNANCE HIGHLIGHTS
The company has adopted a compensation governance framework that includes the components described below, each of which the Committee believes reinforces the company’s executive compensation philosophy.
WHAT WE DO	WHAT WE DON’T DO
 Significant emphasis on variable compensation. Our executive compensation program is heavily weighted toward variable compensation, including long-term incentives that are primarily performance-based and annual short-term cash incentives. This allows the Committee to closely align total compensation values with both company and individual performance on an annual and long-term basis.

 No exceptional perquisites. Our NEOs have no guaranteed bonuses, relocation benefits or supplemental pension or retirement savings beyond what is provided broadly to all GXO employees. In addition, our NEOs have no perquisites such as personal use of company aircraft, executive health services, club memberships, stipends or financial planning services.

 Substantial portion of compensation subject to creation of stockholder value. Performance-based awards are, and have been, subject to meaningful stock price and/or earnings-related performance goals measured over service-based vesting periods. The Committee also continually reviews the full portfolio of GXO stockholdings for each NEO to ensure there is a sufficient amount of compensation at risk and aligned with stockholder returns and value creation, while sustaining the NEO’s focus on the company’s strategic objectives.

 No pledging or hedging of company stock, without preclearance. Under our insider trading policy, our company’s directors and executive officers, including the NEOs, are prohibited from pledging or holding company securities in a margin account without preclearance. In addition, they are prohibited from engaging in hedging transactions without preclearance, such as prepaid variable forwards, equity swaps, collars and exchange funds or any other transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of company equity securities.

Stock ownership policies. The Board has established stock ownership guidelines and stock retention requirements that encourage the strong ownership mindset that exists among our executives.	No guaranteed annual salary increases or bonuses. Salary increases are not guaranteed annually and are benchmarked against market data. We do not guarantee bonus payouts.
Clawback policy. Our NEOs are subject to clawback restrictions with respect to long-term and annual short-term incentive compensation.
 No stock option repricing or discounted exercise price. Our company’s equity incentive plan does not permit either stock option repricing without stockholder approval or stock option awards with an exercise price below fair market value.

Restrictive covenants. Our NEOs are subject to comprehensive non-competition and other restrictive covenants.	No golden parachute excise tax gross-ups. GXO does not provide golden parachute excise tax gross-ups.
 Engage with stockholders. Our Board values stockholder feedback and carefully considers investor perspectives for incorporation into its decision-making process around governance, compensation and sustainability practices.

 No consultant conflicts. The Committee retains an independent compensation consultant who performs services only for the Committee, as described in more detail below under the heading “Role of the Committee’s Independent Compensation Consultant.”

THE COMMITTEE’S COMPENSATION DECISION-MAKING PROCESS
The Committee met three times and took five actions by unanimous written consent following the spin-off to discuss executive compensation and other items pursuant to its charter. In addition to the regular responsibilities of the Committee, members of the Board were invited to attend internal quarterly operating review meetings with executive management. These meetings included in-depth reviews of the company’s financial results, as well as discussions about COVID-19, supply chain disruptions, operational execution, sales, customer service, technology initiatives, process innovation, human capital management, safety, the market landscape and business growth trajectories. The meetings also included a review of key performance indicators that track the company’s achievement of financial and non-financial objectives. Multiple Committee members attended these sessions in order to remain well-informed of the company’s financial and operational performance.
The Committee believes in a balanced approach between evaluating individual and company performance results against formulaic programs to ensure maximum alignment with stockholder interests. The decision-making process incorporates an element of discretion, allowing the Committee to utilize a balanced, multi-dimensional approach to NEO compensation that includes a review of performance against goals.
32	© 2022 GXO Logistics, Inc.

NEO Compensation-Setting Process
The Committee considers several key factors in determining executive compensation.

KEY FACTORS CONSIDERED IN DETERMINING EXECUTIVE COMPENSATION

- In connection with the spin-off, our senior executives established goals for adjusted EBITDA, revenue and free cash flow for the second half of 2021. These goals were reviewed with the Board throughout the remainder of 2021 following the spin-off. Performance against these goals was used by the Committee when determining annual incentives.

2 The current value of realized and future realizable payouts of previously awarded stock compensation

- Stock-based compensation represents a significant portion of total realizable pay and, as a result, the Committee evaluates the current value of GXO stockholdings to assess whether there is sufficient compensation at risk of forfeiture and value fluctuation tied to the company's performance.

3 Analysis of total reward levels relative to our peer group and general industry

- The Committee, with input from management and its independent advisor, established the peer group used in benchmarking executive compensation levels to ensure that the peer companies reflect characteristics comparable to GXO's.
- The companies comprising the peer group represent a group of companies with similar or adjacent business models and source talent from the same labor pools as GXO. In determining the peer group, the following factors were considered: (i) whether the company is publicly traded on a major U.S. stock exchange, (ii) whether the company is within a reasonable size range of GXO (generally 1/3x to 3x revenue), (iii) whether the company is operating in a similar or adjacent industry to logistics and (iv) whether the company has displayed a degree of peer similarity.
- Additionally, the Committee reviews general industry market data for companies with revenue between $4 billion and $16 billion as a secondary reference. Given the significant number of senior executives hired from outside the transportation and logistics industry, general industry market data contributes to a comprehensive view of the market landscape.
- The combined consideration of the peer group and general industry data ensures a balanced view of operating characteristics and performance comparability to GXO.

GXO Peer Group
Prior to the spin-off, XPO used a group of 13 companies, including the companies set forth below in the column titled Initial 2021 Peer Group (the “Initial 2021 Peer Group”), to help set spin-off compensation. Following the spin-off, the GXO Compensation Committee, along with its advisors, developed a new peer group consisting of 19 companies, including the companies set forth below in the column titled Modified 2022 Peer Group (the “Modified 2022 Peer Group”). This Modified 2022 Peer Group was used to establish 2022 compensation.
33	© 2022 GXO Logistics, Inc.

The Modified 2022 Peer Group of 19 companies included the Initial 2021 Peer Group modified by subtracting one company and adding seven companies. Based on the current status of Echo Global Logistics, Inc., as described below, the current Modified 2022 Peer Group consists of 18 companies.
Initial 2021 Peer Group (13)	2021 Full-Year Revenue*	Modified 2022 Peer Group (19)	2021 Full-Year Revenue*
Aspen Technology, Inc.	$709,376	Americold Realty Trust(2)		$2,714,790
C.H. Robinson Worldwide, Inc.	$23,102,138	Aspen Technology, Inc.		$709,376
Cintas Corporation	$7,116,340	Avnet, Inc.(2)		$19,534,679
Expeditors International of Washington, Inc.	$16,523,517	C.H. Robinson Worldwide, Inc.		$23,102,138
FedEx Corporation	$83,959,000	Celestica Inc.(2)		$5,634,700
Iron Mountain Incorporated	$4,491,531	Cintas Corporation		$7,116,340
Pitney Bowes Inc.	$3,673,561	Echo Global Logistics, Inc.(2,3)	$	N/A
Rockwell Automation, Inc.	$6,997,400	Emerson Electric Co.(2)		$18,236,000
Rollins, Inc.	$2,424,300	Expeditors International of Washington, Inc.		$16,523,517
Sanmina Corporation	$6,756,643	FedEx Corporation		$83,959,000
Shopify(1)	$4,611,856	Flex Ltd.(2)		$24,124,000
The Descartes Systems Group Inc.	$348,700	Iron Mountain Incorporated		$4,491,531
United Parcel Service, Inc.	$97,287,000	Pitney Bowes Inc.		$3,673,561
		Rockwell Automation, Inc.		$6,997,400
		Rollins, Inc.		$2,424,300
		Ryder System, Inc.(2)		$9,662,953
		Sanmina Corporation		$6,756,643
		The Descartes Systems Group Inc.		$348,700
		United Parcel Service, Inc.		$97,287,000
GXO Logistics, Inc.	$7,940,000	GXO Logistics, Inc.		$7,940,000
	69%			56%

*
Numbers represented in thousands.

(1)
Deleted.

(2)
Added.

(3)
Echo Global Logistics, Inc. is no longer a listed company as it filed a Form 15-12b on December 7, 2021, regarding the certification and notice of termination of registration.

Pay Elements
Our executive compensation program consists of three primary elements: base salary, annual short-term incentive awards and long-term incentive awards. These elements are described in more detail below.
ELEMENT	PURPOSE	PAY-FOR-PERFORMANCE DESIGN
BASE SALARY	■ To attract and retain high-performing executives	■ Fixed cash compensation corresponds to experience and job scope and is aligned with market levels
SHORT-TERM INCENTIVE	■ To reward annual performance and individual contributions that support strategy and results
■
Executives become eligible for a bonus if target performance is at least 90% of the full-year forecast level

■
Payouts are determined based on an evaluation of performance across key financial metrics, including adjusted EBITDA, revenue and free cash flow, with awards ranging from zero to a cap of 200% of target

LONG-TERM INCENTIVE	■ To retain key executives and to align the interests of GXO executives with the achievement of sustainable long-term growth and performance
■
The Committee designs long-term incentive awards to motivate executives to achieve goals over an extended period of time; the Committee takes a strategic approach to the timing of grants in order to align awards with the Company’s strategy and stockholder returns

34	© 2022 GXO Logistics, Inc.

EXECUTIVE COMPENSATION ELEMENTS AND OUTCOMES FOR 2021
Annual Base Salary
Annual base salary provides a fixed incentive that corresponds to an executive’s experience and job scope. The Committee reviews base salaries annually to align with current market levels. Prior to the spin-off, XPO’s Compensation Committee reviewed market and initial peer data to determine the base salaries for our NEOs for the duration of 2021. The 2021 annual base salaries are set forth in the table below.
Executive Officer	Annual Base Salary (USD)
Malcolm Wilson	$650,000(1)
Baris Oran	$600,000
Karlis Kirsis	$430,556(1)
Maryclaire Hammond	$400,320(1)
Elizabeth Fogarty	$400,000

(1)
Base salaries for non-U.S. executive officers were determined in USD and converted and paid in British Pounds Sterling.

Annual Short-Term Incentive
Our short-term incentive program is designed to reward annual performance that supports strategy and results. Each NEO is eligible for a target short-term incentive (“STI”) amount. Prior to the spin-off, XPO’s Compensation Committee reviewed market and initial peer data to determine the STI target opportunity for our NEOs. The table below reflects the 2021 annual short-term incentive opportunity of each NEO.
Executive Officer	Annualized Base Salary	Target Bonus Opportunity (as a percentage of base salary)	Target Opportunity
Malcolm Wilson	$650,000	115%	$747,500
Baris Oran	$600,000	100%	$600,000
Karlis Kirsis	$430,556	100%	$430,556
Maryclaire Hammond	$400,320	75%	$300,240
Elizabeth Fogarty	$400,000	75%	$100,274(1)

(1)
Based on new hire salary proration. Ms. Fogarty joined GXO in September 2021.

Gating Threshold to Establish Eligibility for Short-Term Incentive Payout
For the 2021 performance year, the Committee determined that the company’s target performance must equal or exceed 90% of the performance measures in order for each NEO to become eligible for a short-term incentive award, assuming they remained employed on the payment date.
Maximum Amount of Bonus
The evaluation of short-term incentive payouts is based on a review of key performance measures that are of preeminent importance to the company and our stockholders. Based on the Committee’s 2021 decision-making framework, cash bonuses are subject to a payout range of 0% to a cap of 200% of target, with straight-line interpolation results for all values in between.
Financial Results Relative to Publicly Disclosed Targets for 2021
As part of the company’s forecasting process for the second half of 2021, senior executives established goals for three key performance indicators, which were reviewed with the Committee: adjusted EBITDA, revenue and free cash flow, as shown below. These metrics were selected as key indicators that are important to the company and our stockholders and are a reflection of strong company performance and aligned with the prevalent short-term incentive practices of our peers. Performance based on a balanced scorecard of these three weighted metrics as set forth below was considered by the Committee when determining the 2021 annual incentive amounts for our NEOs.
■
50%—Adjusted EBITDA;

■
30%—Revenue; and

■
20%—Free Cash Flow, as adjusted to exclude certain items.

35	© 2022 GXO Logistics, Inc.

PRIMARY PERFORMANCE INDICATORS SUPPORTING COMMITTEE ASSESSMENT
Key Measures	Weighting	Threshold	2021 Targets**	Maximum	2021 Actual Achievements**	2021 Financial Results***	Payout %
Adjusted EBITDA*	50%	$285 million	$316.7 million	$380 million	$339 million	$329 million	135%
Revenue	30%	$3,506 million	$3,896 million	$4,675 million	$4,206 million	$4,236 million	140%
Free Cash Flow, as adjusted to exclude certain items*	20%	$86.9 million	$96.6 million	$115.9 million	$125 million	$187 million	200%
Payout%		50%	100%	200%			149%

*
See Annex A for reconciliations of non-GAAP measures.

**
Represents achievements for the second half of 2021 used to determine the final payout results. The Actual Achievements include a one-time incremental spin-related adjustment to adjusted EBITDA.

***
Represents Financial Results for the second half of 2021.

As a global provider of logistics solutions, our business can be impacted to varying degrees by factors beyond our control. The rapid escalation of COVID-19 into a pandemic in 2020 and 2021 affected and may continue to affect economic activity broadly and customer sectors served by our industry. Despite these challenges, our performance surpassed that of many of our core industry competitors based on multiple operational and financial measures, and we exceeded our adjusted EBITDA, revenue and free cash flow targets for 2021.
2021 Short-Term Incentive (STI) Payout
In consideration of the above factors, Mr. Wilson, Mr. Oran, Mr. Kirsis, Ms. Hammond and Ms. Fogarty received a short-term incentive payout of 149% of target for the second half of 2021, in line with the average payout for bonus-eligible employees in the corporate function.
Below is a summary of our NEOs’ total annual STI compensation at target with respect to 2021 final outcomes.
STI FOR PERFORMANCE YEAR 2021
		Target		Actual
Executive Officer	Annual Base Salary	Annual Bonus Opportunity as a Percentage of Annual Base Salary	Annual Bonus Opportunity	Bonus Funding Percentage	Total Actual STI(1)
Malcolm Wilson	$650,000	115%	$747,500	147.79%(2)	$1,104,712
Baris Oran	$600,000	100%	$600,000	149.00%	$894,000
Karlis Kirsis	$430,556	100%	$430,556	162.00%(2)	$697,500
Maryclaire Hammond	$400,320	75%	$300,240	160.75%(2)	$482,636
Elizabeth Fogarty	$400,000	75%	$100,274(3)	149.00%	$149,408

(1)
The Total Actual STI amount does not include the special one-time cash bonuses referenced below. Those amounts are captured in the Bonus column of the Summary Compensation Table.

(2)
The final Bonus Funding Percentage is reflective of the full-year annual performance results, including the first half performance results for Mr. Wilson, Mr. Kirsis and Ms. Hammond, who were covered under a prior XPO AIP plan for that period.

(3)
Based on new hire bonus proration. Ms. Fogarty joined GXO in September 2021.

In addition to the annual STI, the Board approved special one-time cash bonuses (spin-off bonuses) to recognize the contributions that led to the Company’s successful spin-off from XPO Logistics, Inc. on August 2, 2021. A few key successes of note:
■
The significant outreach efforts that resulted in a strong, initial company valuation.

■
Completion of the spin-off, meeting the accelerated timeline, while maintaining a strong second half of 2021 financial performance along with strong stock price appreciation.

■
Recruit exceptional talent to fill key leadership roles and position GXO for future success.

36	© 2022 GXO Logistics, Inc.

Annual Long-Term Incentive (LTI)
Our long-term incentive program is designed to motivate executives to achieve goals over an extended period of time. Grants are aligned with the Company’s strategy and stockholder returns.
2021 LTI
No performance-based long-term incentive awards were granted to the GXO executive officers in 2021. NEOs employed by XPO prior to the spin-off received an annual LTI award based on the role the individual served in at the time of grant. These awards took the form of four-year Restricted Stock Units.
Founders Grants Stock Options
Pursuant to the offer letters with Mr. Wilson, Mr. Oran, Mr. Kirsis and Ms. Hammond, XPO agreed to award them stock options in XPO that would be converted into an award of stock options relating to GXO common stock in connection with the spin-off (“Founders Grants”) in order to increase the retention and engagement of these senior leaders at a pivotal moment in our history. These awards recognize the significant efforts undertaken to prepare for the successful spin-off and to reinforce senior executive focus on the long-term success of our newly independent company. In granting these awards, the Committee considered the prevalent market practices of other companies that have gone through similar spin-off transactions. These options vest (1) 10% on the first anniversary of the grant date, (2) 15% on the second anniversary of the grant date, (3) 20% on the third anniversary of the grant date, (4) 25% on the fourth anniversary of the grant date and (5) 30% on the fifth anniversary of the grant date. Further, the shares underlying the options have a lock-up of one year from the vesting date.
2022 LTI Structure
The following is a preview of the long-term incentive structure that has been put in place by the Committee in 2022. Final plan details will be disclosed in 2023 along with approved targets and grant values. For proprietary reasons, they are not being disclosed at this time.
GXO’s performance-based long-term incentive program is designed to align NEO performance with the interests of our stockholders and incentivize outperformance through achievement of long-term goals. The Committee takes the view that long-term awards should incorporate ambitious strategic goals, with payouts tied to meeting rigorous measures that are tailored to the drivers of future outperformance.
The Committee approved the initial long-term incentive awards granted by GXO to executive officers in 2022 to comprise 70% performance-based restricted stock units and 30% time-based restricted stock units for key positions, including the CEO and CFO. All other executive officer positions have awards comprising 50% performance-based stock units and 50% restricted stock units.
The time-based restricted stock units will vest over a four-year period.
The performance-based restricted stock units granted by GXO to executive officers in 2022 will have a three-year performance measurement period ending on December 31, 2024, and a fourth-year vesting period ending on January 15, 2026. Consistent with the short-term incentive plan, the LTI structure includes gating thresholds and maximum performance payouts of 50% and 200%, respectively, of set targets.
In structuring the 2022 performance-based restricted stock units, the Committee carefully considered our long-term strategy and market practice. They wanted to build a long-term award structure that incentivizes our NEOs to achieve sustainable value creation, focused on organic growth, while ensuring the continued health of the overall business. To achieve this, the following three performance measurements were selected:
■
34% relative total shareholder return (rTSR) to outperform S&P Midcap 400 Index

■
33% cumulative annual organic revenue growth

■
33% 3-year average annual adjusted EBITDA conversion to free cash flows.

The use of revenue in this long-term plan, versus revenue in our STI plan, focuses on our ability to grow over the three-year performance period. The selection of adjusted EBITDA conversion to free cash flows focuses on our capacity to generate cash flow out of our EBITDA. These financial metrics are key to both our short- and long-term strategic plans. They are fundamental metrics used by investors to assess our performance.
37	© 2022 GXO Logistics, Inc.

OUR EXECUTIVE COMPENSATION GOVERNANCE FRAMEWORK
Stock Ownership Policies
We believe that executive equity ownership in the company mitigates a number of risks, including risks related to executive attrition and undue risk-taking.
Guidelines
Stock ownership guidelines are expressed as a multiple of each NEO’s annual base salary:
■
CEO: 6x annual base salary

■
Other NEOs: 3x annual base salary

Compliance with our stock ownership guidelines is generally determined using the aggregate count of shares of common stock held directly or indirectly by the NEO, plus unvested RSUs subject solely to time-based vesting. Stock options, whether vested or unvested, and equity-based awards subject to performance-based vesting conditions, are not counted toward meeting stock ownership guidelines until they have settled or been exercised, as applicable.
Until the stock ownership guidelines are met, an executive is required to retain 70% of the net shares (after tax withholding) received upon settlement of equity-based awards. A newly appointed executive is required to reach his or her stock ownership guideline no later than five years from the date of appointment.
As of the Record Date, each NEO was in compliance with our stock ownership guidelines.
Clawback Policy
Our NEOs are subject to a clawback policy with respect to long-term and annual short-term incentive compensation. The Committee is focused on mitigating risk associated with the company’s compensation program for NEOs and believes that clawback provisions are an important tool to achieve this.
Our clawback policy applies in the event of: (1) a breach of the restrictive covenants, (2) termination of his or her employment by our company for cause or (3) his or her engagement in fraud or willful misconduct that contributes materially to any financial restatement or material loss to our company or its affiliates. Upon any of these events, the company may terminate or cancel any equity-based or cash-based LTI award, require the NEO to forfeit or remit to the company any amounts payable, or the after-tax net amount paid or received with respect to any LTI award or forfeit or remit any shares of the company’s common stock that was received in connection with the LTI award.
As discussed further below, each NEO shall also be subject to any other clawback or recoupment as may be required by applicable law or pursuant to an agreement between the NEO and the company.
Long-term incentive compensation
Certain of the NEO award agreements include clawback provisions under which the NEO may be required, upon certain triggering events, to repay all or a portion of long-term incentive compensation that was previously paid (including proceeds from previously-exercised and vested equity-based awards) and to forfeit unvested equity-based awards during the term of the service agreements.
Annual short-term incentive compensation
In addition, if an NEO has engaged in fraud or other willful misconduct that contributes materially to any financial restatement or material loss to the company or any of its affiliates, the company may: (i) require repayment by the NEO of any cash bonus or annual bonus previously paid, net of any taxes paid by the NEO on such bonus; (ii) cancel any earned but unpaid cash bonus or annual bonus and/or (iii) adjust the NEO’s future compensation in order to recover an appropriate amount with respect to the restated financial results or the material loss.
Additional provision
To the extent that the rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act are broader than the clawback provisions contained in our NEO service agreements and to the extent the company is required to implement a clawback policy pursuant to applicable law, the NEOs will each be subject to additional clawback provisions pursuant to such rules as described under the heading “Agreements with NEOs and Severance Plan—Clawbacks.”
Role of the Committee
The Committee is responsible for approving our compensation practices and overseeing our executive compensation program in a manner consistent with GXO’s compensation philosophy. The Committee is tasked with: (i) reviewing the annual and long-term performance goals for our NEOs; (ii) approving awards under incentive compensation and equity-based plans; and (iii) approving
38	© 2022 GXO Logistics, Inc.

all other compensation and benefits for our NEOs. The Committee acts independently but works closely with the full Board and executive management in making many of its decisions. To assist it in discharging its responsibilities, the Committee has retained the services of an independent compensation consultant, as discussed further below.
Role of Management
Executive management provides input to the Committee, including with respect to the Committee’s evaluation of executive compensation practices. In particular, our chief executive officer, Mr. Wilson, provides recommendations for proposed compensation actions with respect to our executive team, but not with respect to his own compensation. The Committee carefully and independently reviews the recommendations of management without members of management present and consults its independent advisor before making final determinations. We believe this process ensures that our executive compensation program effectively aligns with GXO’s compensation philosophy and stockholder interests.
Role of the Committee’s Independent Compensation Consultant
The Committee retained Meridian Compensation Partners, LLC as its independent advisor. Among other things, the Committee’s independent advisor consults on compensation and governance matters, monitors trends and evolving market practices in executive compensation and provides general advice and support to the Committee and Committee’s chairs. Specifically, for 2021, Meridian Compensation Partners, LLC supported the Committee by reviewing long-term incentive awards for NEOs, by providing guidance regarding the annual STI awards and by reviewing the content of this Compensation Discussion and Analysis. Meridian Compensation Partners, LLC does not provide any other services to the company.
The Committee considered the independence of Meridian Compensation Partners, LLC in light of applicable SEC rules and NYSE listing standards. After taking into account the absence of any relationships with management and members of the Committee, as well as Meridian Compensation Partners, LLC internal policies and other information provided to the Committee, the Committee determined that no conflicts of interest existed that would prevent the firm from serving as an independent compensation consultant to the Committee.
OTHER COMPENSATION-RELATED ITEMS
Equity Granting Policy
All equity awards to NEOs are approved by the Committee with a grant date determined at the time of approval. The Committee does not target a specific time during the year to make equity grants, but grant dates are always on or after the date of Committee approval.
Benefits
Our U.S. NEOs are provided with the same benefits as are generally offered to other eligible employees, including participation in the GXO 401(k) Plan and insurance benefit programs. Our U.K. NEOs are provided with the same benefits as are generally offered to other eligible employees, including participating in the company pension and top-up plans as well as car allowances. Our NEOs receive minimal perquisites, as shown in the “All Other Compensation” table following this Compensation Discussion and Analysis.
Agreements with NEOs
We believe that it is in the best interests of our company to enter into agreements with our NEOs, which allow the Committee to exercise discretion in designing incentive compensation programs. The material compensation-related terms of these agreements are described under the heading “Agreements with NEOs and Severance Plan” and the tables that follow this Compensation Discussion and Analysis.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers. Under prior law, there was an exception to the $1 million deduction limitation for compensation that met the requirements of “qualified performance-based compensation.” However, for tax years after 2017, this exception has been eliminated, subject to limited transition relief for certain grandfathered arrangements.
As a general matter, while tax deductibility is one of several relevant factors considered by the Committee in determining compensation, we believe that the tax deduction limitation imposed by Section 162(m) should not compromise the company’s access to compensation arrangements that will attract and retain a high level of executive talent. Accordingly, the Committee and our Board will take into consideration a multitude of factors in making executive compensation decisions and may approve executive compensation that is not tax deductible.
COMPENSATION COMMITTEE RISK OVERSIGHT
The Compensation Committee monitors the risks associated with our compensation philosophy and programs. The Compensation Committee ensures that the Company’s compensation structure strikes an appropriate balance in motivating our senior executives
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to deliver long-term results for the Company’s stockholders while holding our senior leadership team accountable. The Compensation Committee believes that the Company’s compensation policies and practices for its employees are not reasonably likely to give rise to risk that would have a material adverse effect on the Company. In reaching this conclusion, we considered the following:
■
the Compensation Committee consists solely of independent non-employee directors, and the Compensation Committee has engaged an independent, external compensation consultant to assist with creating the executive compensation program;

■
our executive compensation program is heavily weighted toward variable compensation;

■
a substantial portion of executive compensation consists of performance-based awards, which are subject to meaningful stock price and/or earnings-related performance goals;

■
we have adopted a stock ownership policy for directors and executive officers, which requires directors and executive officers to own meaningful levels of the company’s stock;

■
we have adopted a clawback policy for our executive officers, which provides for certain long-term incentive compensation and annual bonus forfeiture; and

■
we have adopted an insider trading policy, which prohibits pledging or holding company securities in a margin account without preclearance.

COMPENSATION COMMITTEE REPORT
The following statement made by the Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.
The Committee reviewed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K, as set forth above. Based on this review and the resulting discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
COMPENSATION COMMITTEE:
Jason D. Papastavrou, Ph.D., Chair
Marlene M. Colucci, Member
Joli L. Gross, Member
COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information concerning the total compensation earned by our NEOs for the year ended December 31, 2021.
Certain amounts paid to or earned by certain NEOs were paid in British Pounds Sterling. In the tables below, amounts for fiscal 2021 were converted to U.S. dollars at an exchange rate of approximately £1=$1.3755 (the yearly average exchange rate during fiscal 2021 available on the Internal Revenue Service website).
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Malcolm Wilson(5) Chief Executive Officer	2021	$537,024	$1,500,000	$6,746,322	$1,287,351	$106,236	$10,176,933
Baris Oran Chief Financial Officer	2021	$371,539(6)	$750,000	$4,917,000	$894,000	$91,558	$7,024,097
Karlis Kirsis(5) Chief Legal Officer	2021	$363,441	$500,000	$1,349,421	$757,755	$46,144	$3,016,761
Maryclaire Hammond Chief Human Resources Officer	2021	$351,653	$350,000	$1,274,332	$524,636	$119,631	$2,620,251
Elizabeth Fogarty Chief Communications Officer	2021	$127,692(7)	$100,000(7)	$349,970	$149,408	$—	$727,071

(1)
The amounts reflected in this column for 2021 represent the one-time cash bonus awards earned in respect of the contributions resulting in the successful 2021 spin-off of GXO from XPO Logistics, Inc. on August 2, 2021. These spin-off bonuses were awarded to Mr. Wilson, Mr. Oran, Mr. Kirsis, Ms. Hammond and Ms. Fogarty.

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(2)
The amounts reflected in this column represent the aggregate grant date fair value of the awards made during 2021 as computed in accordance with FASB ASC Topic 718. For additional information related to the measurement of stock-based compensation awards, see Note 16 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)
On February 14, 2022, the Committee awarded Mr. Wilson, Mr. Oran, Mr. Kirsis, Ms. Hammond and Ms. Fogarty 2021 annual incentive compensation pursuant to the Company’s Annual Incentive Plan (“AIP”). Payouts are determined based on an evaluation of performance across key financial metrics, including Adjusted EBITDA, revenue, and Adjusted Free Cash Flow, with awards ranging from zero to a cap of 200% of target. The three weighted metrics considered when determining the 2021 annual incentive amounts were (i) Adjusted EBITDA weighted at 50%, (ii) Revenue weighted at 30% and (iii) Adjusted Free Cash Flow weighted at 20%. The 2021 targets for the metrics were (i) Adjusted EBITDA target of  $316.7 million, (ii) Revenue target of  $3,896 million and (iii) Adjusted Free Cash Flow target of  $96.6 million. The final performance of the 2021 Executive Annual Incentive Plan reached 149% achievement. Additionally, the amounts for Mr. Wilson, Mr. Kirsis and Ms. Hammond include $182,639, $60,255 and $42,000, respectively, payments from the long-term cash awards that GXO assumed in connection with the spin-off.

(4)
The components of  “All Other Compensation” for 2021 are detailed in the “All Other Compensation” table.

(5)
Messrs. Wilson and Kirsis did not receive additional compensation for their service as directors. Mr. Kirsis served as a director from February 16, 2021 until his resignation, which was effective immediately prior to the spin-off on August 2, 2021.

(6)
Based on new hire salary proration. Mr. Oran joined GXO in May 2021.

(7)
Based on new hire salary proration. Ms. Fogarty joined GXO in September 2021.

We compensate our NEOs pursuant to the terms of their respective offer letter and service agreement, and the information reported in the Summary Compensation Table reflects the terms of such agreements. For more information about our agreements with our NEOs, see the discussion in this proxy statement under the heading “Agreements with NEOs and Severance Plan.”
All Other Compensation Table
The following table sets forth the amounts included in the “All Other Compensation” column in the “Summary Compensation” table for our NEOs in 2021.
	Matching Contributions to 401(k) Plan(1)	Perquisites and Other Personal Benefits(2)	Relocation(3)	Relocation Gross-up(4)	Total
Malcolm Wilson	$—	$106,236	$—	$—	$106,236
Baris Oran	$—	$—	$64,587	$26,971	$91,558
Karlis Kirsis	$268	$12,452	$28,597	$4,827	$46,144
Maryclaire Hammond	$11,600	$7,524	$79,615	$20,892	$119,631
Elizabeth Fogarty	$—	$—	$—	—	$—

(1)
Amounts in this column represent matching contributions made by GXO to the company’s 401(k) plan for Ms. Hammond and the company’s U.K. pension scheme for Mr. Kirsis. Only amounts contributed directly by our NEOs are eligible for matching contributions, and our NEOs are eligible for matching contributions on the same basis as all other eligible employees of our company. During the year ended December 31, 2021, Mr. Oran and Ms. Fogarty were not eligible to receive matching contributions as they did not meet the one-year minimum employment requirement for such contributions.

(2)
Amounts in this column include the annual pension allowance for Mr. Wilson ($91,986), pension top-up payments for Mr. Kirsis ($6,784) and Ms. Hammond ($3,961) along with the car allowance benefits for these executives as outlined in their offer letters and consistent with other U.K. senior employees ($14,250 for Mr. Wilson, $5,668 for Mr. Kirsis and $3,563 for Ms. Hammond).

(3)
Amounts in this column reflect relocation benefits provided by the company to Mr. Oran and Ms. Hammond as outlined in their offer letters and expatriate benefits for Mr. Kirsis per his assignment agreement in his prior role under XPO.

(4)
Amounts in this column reflect the tax gross-ups provided to Mr. Oran, Ms. Hammond and Mr. Kirsis in respect of the relocation/expatriate benefits provided by the company.

Grants of Plan-Based Awards
The following table sets forth additional details regarding grants of equity and non-equity plan-based awards.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)
Malcolm Wilson	6/7/2021	PNQ	—	—	—	—	263,878	64.91	$5,996,400
	3/10/2021	RSU	—	—	—	14,012	—	—	$749,922
	1/4/2021(5)	Cash Bonus	373,750	747,500	1,495,000	—	—	—	$—
Baris Oran	5/17/2021	PNQ	—	—	—	—	219,898	65.60	$4,917,000
	1/4/2021(5)	Cash Bonus	300,000	600,000	1,200,000	—	—	—	$—
Karlis Kirsis	7/15/2021	PNQ	—	—	—	—	43,979	64.13	$999,400
	3/10/2021	RSU	—	—	—	6,540	—	—	$350,021
	1/4/2021(5)	Cash Bonus	215,278	430,556	861,112	—	—	—	$—
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			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)
Maryclaire Hammond	6/7/2021	PNQ	—	—	—	—	43,979	64.91	$999,400
	3/10/2021	RSU	—	—	—	5,137	—	—	$274,932
	1/4/2021(5)	Cash Bonus	150,120	300,240	600,480	—	—	—	$—
Elizabeth Fogarty	9/1/2021	RSU	—	—	—	4,216	—	—	$349,970
	9/1/2021(6)	Cash Bonus	50,137	100,274	200,548	—	—	—	$—

(1)
On February 14, 2022, the Committee awarded Mr. Wilson, Mr. Oran, Mr. Kirsis, Ms. Hammond and Ms. Fogarty 2021 annual incentive compensation pursuant to the Company’s Annual Incentive Plan (“AIP”). Payouts are determined based on an evaluation of performance across key financial metrics, including Adjusted EBITDA, revenue, and Adjusted Free Cash Flow, with awards ranging from zero to a cap of 200% of target. The three weighted metrics considered when determining the 2021 annual incentive amounts were (i) Adjusted EBITDA weighted at 50%, (ii) Revenue weighted at 30% and (iii) Adjusted Free Cash Flow weighted at 20%. The 2021 targets for the metrics were (i) Adjusted EBITDA target of  $316.7 million, (ii) Revenue target of  $3,896 million and (iii) Adjusted Free Cash Flow target of  $96.6 million. The final performance of the 2021 Executive Annual Incentive Plan reached 149% achievement.

(2)
The time-based restricted stock units will vest over a four-year period.

(3)
Pursuant to the offer letters with Mr. Wilson, Mr. Oran, Mr. Kirsis and Ms. Hammond, XPO agreed to award them stock options in XPO that would be converted into an award of stock options relating to GXO common stock in connection with the spin-off  (“Founders Grants”) in order to increase the retention and engagement of these senior leaders at a pivotal moment in our history. These awards recognize the significant efforts undertaken to prepare for the successful spin-off and to reinforce senior executive focus on the long-term success of our newly independent company. In granting these awards, the Committee considered the prevalent market practices of other companies that have gone through similar spin-off transactions. These options will vest (1) 10% on the first anniversary of the grant date, (2) 15% on the second anniversary of the grant date, (3) 20% on the third anniversary of the grant date, (4) 25% on the fourth anniversary of the grant date and (5) 30% on the fifth anniversary of the grant date. Further, the shares underlying the options have a lock-up of one year from the vesting date.

(4)
Amounts in this column reflect the grant date fair value of awards calculated in accordance with FASB ASC Topic 718, using the valuation methodology set forth in Note 16 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(5)
Represents the first business day of the performance period.

(6)
Represents the first date of the pro-rated performance period, equal to her hire date.

Additional information relevant to the awards shown in the above table is included under the heading “Outstanding Equity Awards at Fiscal Year-End.”
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2021. Upon the spin-off, outstanding awards held by GXO employees, including the NEOs, were converted in accordance with the Employee Matters Agreement. The purpose of the conversion methodology used was to maintain the aggregate intrinsic value of the award immediately after the spin-off when compared to the aggregate intrinsic value immediately prior to the spin-off. Such adjusted awards are otherwise subject to the same terms and conditions that applied to the original XPO award immediately prior to the spin-off.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Malcolm Wilson(6)	—	263,878(7)	$64.91	6/7/2031	118,442	$10,758,087
Baris Oran	—	219,898(8)	$65.60	5/17/2031	—	—
Karlis Kirsis	—	43,979(9)	$64.13	7/15/2031	30,089	$2,732,984
Maryclaire Hammond	—	43,979(7)	$64.91	6/7/2031	16,904	$1,535,390
Elizabeth Fogarty	—	—	—	—	4,126	$374,765

Note: Vesting of all outstanding equity awards is subject to continued employment by the NEO on the applicable vesting date, subject to certain exceptions in connection with a termination of employment.
(1)
Reflects awards of options. These options will vest (1) 10% on the first anniversary of the grant date, (2) 15% on the second anniversary of the grant date, (3) 20% on the third anniversary of the grant date, (4) 25% on the fourth anniversary of the grant date and (5) 30% on the fifth anniversary of the grant date. Further, the shares underlying the options have a lock-up of one year from the vesting date. All unvested options are forfeited upon termination of employment for any reason other than in the case of a Change in Control with a qualifying termination.

(2)
Options are awarded by the Compensation Committee of the Board, and the exercise price is equal to the closing price of the Company’s common stock on the day the awards are granted subject to the conversion methodology as previously described.

(3)
Options awarded by the Compensation Committee expire 10 years after the grant date.

(4)
Restricted stock units vest subject to the individual terms of each award agreement as follows:

■
Restricted stock units granted in March 2019 to Mr. Wilson for 60,899 shares and Mr. Kirsis for 6,643 shares vest in two equal annual installments on March 15, 2022, and March 15, 2023.

42	© 2022 GXO Logistics, Inc.

■
Restricted stock units granted in October 2019 to Ms. Hammond for 3,140 shares vest on October 1, 2022.

■
Restricted stock units granted in January 2020 to Mr. Wilson for 9,700 shares, Mr. Kirsis for 3,200 and Ms. Hammond for 2,230 shares vest in two equal annual installments on January 15, 2022, and January 15, 2023.

■
Restricted stock units granted in December 2020 to Mr. Wilson for 33,831 shares, Mr. Kirsis for 13,706 shares and Ms. Hammond for 6,397 shares vest in two equal annual installments on December 8, 2022, and December 8, 2023.

■
Restricted stock units granted in March 2021 to Mr. Wilson for 14,012 shares, Mr. Kirsis for 6,540 shares and Ms. Hammond for 5,137 shares vest in four equal annual installments on March 10, 2022, March 10, 2023, March 10, 2024, and March 10, 2025.

■
Restricted stock units granted in September 2021 to Ms. Fogarty for 4,216 shares vest in three equal annual installments on September 1, 2022, September 1, 2023, and September 1, 2024.

(5)
The values reflected in this column were calculated using $90.83, the closing price of the Company’s common stock on the NYSE on December 31, 2021, the last trading day of our fiscal year 2021.

(6)
The performance for Mr. Wilson’s December PSU award was met as of August 2, 2021.

(7)
These options vest (1) 10% on the first anniversary of the grant date, (2) 15% on the second anniversary of the grant date, (3) 20% on the third anniversary of the grant date, (4) 25% on the fourth anniversary of the grant date and (5) 30% on the fifth anniversary of the grant date, subject to the NEO’s continued employment with the Company. The grant date of these options was June 7, 2021.

(8)
These options vest (1) 10% on the first anniversary of the grant date, (2) 15% on the second anniversary of the grant date, (3) 20% on the third anniversary of the grant date, (4) 25% on the fourth anniversary of the grant date and (5) 30% on the fifth anniversary of the grant date, subject to the NEO’s continued employment with the Company. The grant date of these options was May 17, 2021.

(9)
These options vest (1) 10% on the first anniversary of the grant date, (2) 15% on the second anniversary of the grant date, (3) 20% on the third anniversary of the grant date, (4) 25% on the fourth anniversary of the grant date and (5) 30% on the fifth anniversary of the grant date, subject to the NEO’s continued employment with the Company. The grant date of these options was July 15, 2021.

Option Exercises and Stock Vested
The following table sets forth the options exercised and stock vested for our NEOs during 2021.
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Malcolm Wilson	—	—	—	—
Baris Oran	—	—	—	—
Karlis Kirsis	—	—	—	—
Maryclaire Hammond	—	—	3,138	$251,134
Elizabeth Fogarty	—	—	—	—

(1)
The values reflected in this column were calculated by multiplying the number of shares that vested in 2021 by the closing price of the Company’s common stock on the NYSE on each applicable vesting or settlement date.

(2)
The table above does not include the vesting of XPO stock awards during 2021 prior to the spin-off as follows:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Malcolm Wilson	16,052	$2,034,225
Karlis Kirsis	2,238	$279,780
Maryclaire Hammond	507	$60,262
Potential Payments Upon Termination or Change of Control
The following table sets forth the amounts of compensation that would be due to Mr. Wilson, Mr. Oran, Mr. Kirsis, Ms. Hammond and Ms. Fogarty pursuant to their respective offer letter, confidential information protection agreement and service agreement, as applicable, and our severance plan upon the termination events as summarized below, as if each such event had occurred on December 31, 2021. The amounts shown below are estimates of the payments that each NEO would receive in certain instances. The actual amounts payable will only be determined upon the actual occurrence of any such event.
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	Malcolm Wilson	Baris Oran	Karlis Kirsis	Maryclaire Hammond	Elizabeth Fogarty
Termination without Cause:
Cash severance(1)(2)	$1,722,500	$1,468,241(3)	$861,111	$700,560	$749,408(3)
Acceleration of equity-based awards(4)(7)	$3,065,786		$575,105	$312,454	$42,655
Acceleration of Long-Term Cash Awards	$—	$—	$—	$—	$—
Continuation of medical/dental benefits(5)	$1,853	$14,339	$1,235	$1,545	$5,573
Total	$4,790,139	$1,482,580	$1,437,451	$1,014,559	$797,636
Voluntary Termination:
Cash severance(1)(8)	$650,000	$—	$430,556	$400,320	$—
Acceleration of equity-based award(4)(7)	$423,716	$—	$139,666	$97,391	$—
Acceleration of Long-Term Cash Awards	$—	$—	$—	$—	$—
Continuation of medical/dental benefits	$—	$—	$—	$—	$—
Total	$1,073,716	$—	$570,222	$497,712	$—
Termination for Cause:
Cash severance	$—	$—	$—	$—	$—
Acceleration of equity-based awards	$—	$—	$—	$—	$—
Acceleration of Long-Term Cash Awards	$—	$—	$—	$—	$—
Continuation of medical/dental benefits	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—
Disability:
Cash severance	$—	$—	$—	$—	$—
Acceleration of equity-based award(4)(7)	$—	$—	$—	$—	$42,655
Acceleration of Long-Term Cash Awards	$—	$—	$—	$—	$—
Continuation of medical/dental benefits	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$42,655
Death:
Cash severance	$—	$—	$—	$—	$—
Acceleration of equity-based awards(4)(7)	$10,758,087	$—	$2,732,984	$1,535,390	$382,939
Acceleration of Long-Term Cash Awards(7)	$182,639	$—	$60,255	$42,000	$—
Continuation of medical/dental benefits	$—	$—	$—	$—	$—
Total	$10,940,726	$—	$2,793,239	$1,577,390	$382,939
Change of Control and No Termination:
Cash severance	$—	$—	$—	$—	$—
Acceleration of equity-based awards(4)(7)	$6,412,507	$—	$894,040	$202,551	$—
Acceleration of Long-Term Cash Awards(7)	$182,639	$—	$60,255	$42,000	$—
Continuation of medical/dental benefits	$—	$—	$—	$—	$—
Total	$6,595,147	$—	$954,295	$244,551	$—
Change of Control and Termination without Cause or for Good Reason:(6)(7)
Cash severance(1)(9)	$4,241,250	$2,781,370	$2,152,778	$1,701,360	$1,500,274
Acceleration of equity-based awards(4)(6)(7)	$17,597,805	$5,548,027	$3,907,223	$2,675,326	$382,939
Acceleration of Long-Term Cash Awards(7)	$182,639	$—	$60,255	$42,000
Continuation of medical/dental benefits(5)	$1,853	$14,339	$1,235	$1,545	$5,573
Total	$22,023,547	$8,343,735	$6,121,491	$4,420,231	$1,888,786

(1)
Amounts shown do not include any payments for accrued and unpaid salary, bonuses or vacation.

(2)
In the event of a termination by our company without Cause, cash severance payable to the NEO under the severance plan will be reduced, dollar for dollar, by other income earned by such NEO and offset by the amount and/or value of any severance benefits, compensation and benefits provided during any notice period, pay in lieu of notice, mandated termination indemnities or similar benefits that the applicable NEO may separately be entitled to receive from the company or any affiliate based on any employment agreement, confidential information protection agreement or other contractual obligation or statutory scheme. In the event of a termination by our company without Cause, the cash severance payable to Mr. Wilson, Mr. Kirsis and Ms. Hammond under the severance plan is greater than the amount and value of pay in lieu of notice under the respective NEO’s U.K. service agreement. Under the non-duplication provisions within the severance plan, any payment of salary during the notice period and/or payment in lieu of notice would be offset against the payments payable to Mr. Wilson, Mr. Kirsis and Ms. Hammond under the plan. As such, the calculations of cash severance pay for Mr. Wilson, Mr. Kirsis and Ms. Hammond in the above table reflect the respective NEO’s maximum cash severance payable under the severance plan, using the respective NEO’s base salary effective as of December 31, 2021, plus a pro rata portion of the applicable NEO’s target bonus for the year in which termination occurs. In the event of a termination by our company without Cause, Mr. Oran and Ms. Fogarty will be entitled to the greater of the cash severance payable under the severance plan or the cash severance payable under their respective confidential information protection agreement. The calculations of severance pay for Mr. Oran and Ms. Fogarty in the above table reflect the respective NEO’s maximum cash severance payable under the respective confidential information protection agreement, using the respective NEO’s base salary effective as of December 31, 2021, plus a pro rata portion of the NEO’s award under the AIP for the year in which termination occurs, payable during the 18-month post-termination non-compete period.

44	© 2022 GXO Logistics, Inc.

(3)
In the event of a termination without cause, our company has the right to extend the period during which Mr. Oran and Ms. Fogarty are bound by the non-competition covenant in his or her confidential information protection agreement for up to 12 additional months, which would extend the non-compete period from 18 months to up to 30 months following termination. During the period the non-compete is extended, Mr. Oran and Ms. Fogarty, as applicable, would be entitled to receive cash compensation equal to his or her monthly base salary as in effect on the date his or her employment terminated, plus an amount equal to 50% of the respective NEO’s target bonus amount under the AIP for the year in which termination occurs. Fully extending the non-compete provision would increase the amounts shown as “Cash Severance” by up to $1,200,000 for Mr. Oran and $700,000 for Ms. Fogarty. These amounts assume the Company fully extended the non-compete periods.

(4)
The values reflected in this column were calculated using $90.83, the closing price of a company share on the NYSE on December 31, 2021, the last trading day of our fiscal year 2021.

(5)
The amounts of continued medical and dental benefits shown in the table for Mr. Wilson, Mr. Kirsis and Ms. Hammond reflect payment under the severance plan of a lump sum amount to the applicable NEO in lieu of the per annum costs for the company or its affiliate to provide health benefits for the applicable NEO pursuant to applicable law. The amounts were converted to U.S. dollars at an exchange rate of approximately £1=$1.3755 (the yearly average exchange rate during fiscal 2021 available on the Internal Revenue Service website). The amounts of continued medical and dental benefits shown in the table for Mr. Oran and Ms. Fogarty (i) have been calculated based upon our current actual costs of providing the benefits through COBRA and (ii) have not been discounted for the time value of money. In the event of a termination without Cause, continued medical and dental benefits for Mr. Oran and Ms. Fogarty would cease when the respective NEO commences employment with a new employer.

(6)
The stock options our NEOs received in connection with their offer letters accelerate only if they are not assumed or substituted and otherwise provide for vesting only upon an involuntary termination or termination for Good Reason following a Change of Control.

(7)
Other awards including future awards issued under the Company’s 2021 Omnibus Incentive Compensation Plan and awards that GXO assumed in connection with the spin-off, including the long-term cash awards, provide for pro-rata vesting in connection with certain terminations of employment. In cases of a Change of Control, awards accelerate only if they are not assumed or substituted, along with an involuntary termination or termination for Good Reason. In limited cases, some awards that GXO assumed in connection with the spin-off automatically vest in connection with a Change of Control.

(8)
In the event of a resignation by either Mr. Wilson, Mr. Kirsis or Ms. Hammond, the amounts shown assume they receive the full pay in lieu of notice under the respective NEO's U.K. service agreement or they receive the money as a monthly payment of salary because they either work out their notice period or they are placed on garden leave for the notice period. If the NEO resigns, the NEO and the Company will most likely agree to a shorter notice period, reducing the amount of money that would have to be paid to the NEO.

(9)
Pursuant to the Severance Plan discussed below, in the event of a termination without cause each NEO (other than Mr. Wilson) will receive a lump sum cash severance payment equal to two times the sum of the NEO’s annual base salary and target annual bonus plus a pro-rata portion of the applicable NEO's target bonus, Mr. Wilson will receive two and one-half times the sum of his annual base salary and target annual bonus plus a pro-rata portion of his target bonus.

For more information regarding the payments and benefits to which our NEOs are entitled upon certain termination events or upon a Change of Control, see the discussion in this Proxy Statement under the heading “Agreements with NEOs and Severance Plan.”
CEO PAY RATIO DISCLOSURE
As required by Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our CEO to that of our median employee. The pay ratio and annual total compensation amount disclosed in this section are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules.
Identifying the Median Employee
■
The median employee was identified by calculating the 2021 cash compensation for the population of 74,902 employees excluding the CEO. For this purpose, cash compensation included all earnings paid to each employee during the calendar year, including base salary and wages, bonuses, commissions, overtime and holiday or PTO pay. Compensation was converted into U.S. dollars using the average currency conversion rates during December 2021.

■
As of December 31, 2021, GXO had 74,902 employees globally, including 20,974 U.S. employees and 53,928 non-U.S. employees. In determining the identity of our median employee, we excluded 650 employees from China (283), Hong Kong (13), Ireland (68) and Singapore (286). After excluding the countries and employees described above, we determined the identity of the median employee from a population of 74,252 employees (20,974 U.S. employees and 53,278 non-U.S. employees). This employee group included full-time, part-time and seasonal employees.

Annual Compensation of Median Employee using Summary Compensation Table Methodology
After identifying the median employee as described above, we calculated annual total compensation for this employee using the same methodology we used for our CEO in the 2021 Summary Compensation Table. This compensation calculation includes, where applicable, base salary and wages, bonuses, commissions, overtime, holiday or PTO pay, equity awards and 401(k) company match. The compensation for our median employee was $37,522 and the compensation for our company’s CEO was $10,176,933.
2021 Pay Ratio
Based on the above information, we reasonably estimate that for 2021 our CEO’s annual total compensation was approximately 271 times that of the median of the annual total compensation of all our employees excluding the CEO. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, due to variances in business mix, proportion of seasonal and part-time employees and distribution of employees across geographies. We seek to attract, incentivize and retain our employees through a combination of competitive base pay, bonus opportunities, 401(k) contributions and other benefits.
45	© 2022 GXO Logistics, Inc.

AGREEMENTS WITH NEOS AND SEVERANCE PLANS
XPO or GXO entered into offer letters and service agreements with each of the NEOs. These offer letters and service agreements became effective and to the extent applicable GXO assumed such agreements, as of the spin-off date. Also, in connection with the spin-off, GXO adopted an executive severance plan. The material terms of these letters, service agreements and the severance plan are described below.
Offer Letter and Service Agreement with Chief Executive Officer
The offer letter and service agreement with Malcolm Wilson provide for Mr. Wilson to serve as Chief Executive Officer of GXO and to receive an annual compensation package consisting of a base salary of £468,000, a target annual bonus award of 115% of base salary, an annual equity award consisting of 30% restricted stock units and 70% performance-based restricted stock units with a total target value of $850,000 for the 2021 performance year and a pension allowance equal to 17.79% of base salary. In addition, the offer letter and service agreement provide for an XPO equity award of 120,000 stock options relating to XPO common stock that will vest in installments over the five-year period following the grant date, subject to (i) the occurrence of the spin-off by March 31, 2022, and (ii) Mr. Wilson’s continued employment with XPO and then GXO after the spin-off through each applicable vesting date. Treatment of such XPO stock option award will be consistent with the treatment of other outstanding XPO equity-based compensation awards held by GXO employees in connection with the spin-off, as described under “Compensation Discussion and Analysis—Special Note Regarding the Spin-Off.”
Offer Letter with Chief Financial Officer
The offer letter with Baris Oran provides for Mr. Oran to serve as Chief Financial Officer of GXO and to receive an annual compensation package consisting of a base salary of $600,000, a target annual bonus award of 100% of base salary and an annual equity award consisting of 30% restricted stock units and 70% performance-based restricted stock units with a total target value of $800,000 for the 2021 performance year. In addition, the offer letter provides for an XPO equity award of 100,000 stock options relating to XPO common stock that will vest in installments over the five-year period following the grant date, subject to (i) the occurrence of the spin-off by March 31, 2022, and (ii) Mr. Oran’s continued employment with XPO and then GXO after the spin-off through each applicable vesting date. Treatment of such XPO stock option award will be consistent with the treatment of other outstanding XPO equity-based compensation awards held by GXO employees in connection with the spin-off, as described under “Compensation Discussion and Analysis—Special Note Regarding the Spin-Off.”
Offer Letter and Service Agreement with Chief Legal Officer
The offer letter and service agreement with Karlis Kirsis provide for Mr. Kirsis to serve as the Chief Legal Officer and to receive an annual compensation package consisting of a base salary of £310,000, a target annual bonus award of 100% of base salary and an annual equity award consisting of 50% restricted stock units and 50% performance-based restricted stock units with a total target value of $350,000 for the 2021 performance year. In addition, the offer letter and service agreement provide for an XPO equity award of 20,000 stock options relating to XPO common stock that will vest in installments over the five-year period following the grant date, subject to (i) the occurrence of the spin-off by March 31, 2022, and (ii) Mr. Kirsis’ continued employment with XPO and then GXO after the spin-off through each applicable vesting date. Treatment of such XPO stock option award will be consistent with the treatment of other outstanding XPO equity-based compensation awards held by GXO employees in connection with the spin-off, as described under “Compensation Discussion and Analysis—Special Note Regarding the Spin-Off.” Mr. Kirsis also entered into a U.K. pension top-up agreement with XPO in connection with his role with GXO following the spin-off, which states that XPO will provide a top-up to his pension account of 4% of base salary, subject to his individual contribution of at least 8% of base salary (which additional contribution will be grossed up to offset any additional tax impact).
Offer Letter and Service Agreement with Chief Human Resources Officer
The offer letter and service agreement with Maryclaire Hammond provide for Ms. Hammond to serve as the Chief Human Resources Officer of GXO and to receive an annual compensation package consisting of a base salary of £288,000, a target annual bonus award of 75% of base salary and an annual equity award consisting of 50% restricted stock units and 50% performance-based restricted stock units with a total target value of $350,000 for the 2021 performance year. In addition, the offer letter and service agreement provide for an XPO equity award of 20,000 stock options relating to XPO common stock that will vest in installments over the five-year period following the grant date, subject to (i) the occurrence of the spin-off by March 31, 2022, and (ii) Ms. Hammond’s continued employment with XPO and then GXO after the spin-off through each applicable vesting date. Treatment of such XPO stock option award will be consistent with the treatment of other outstanding XPO equity-based compensation awards held by GXO employees in connection with the spin-off, as described under “Compensation Discussion and Analysis—Special Note Regarding the Spin-Off.” Ms. Hammond also entered into a U.K. pension top-up agreement with XPO in connection with her role with GXO following the spin-off, which states that XPO will provide a top-up to her pension account of 4% of base salary, subject to her individual contribution of at least 8% of base salary (which additional contribution will be grossed up to offset any additional tax impact).
Offer Letter with Chief Communications Officer
The offer letter with Elizabeth Fogarty provides for Ms. Fogarty to serve as Chief Communications Officer of GXO and to receive an annual compensation package consisting of a base salary of $400,000, a target annual bonus award of 75% of base salary and
46	© 2022 GXO Logistics, Inc.

an annual equity award of restricted stock units with a total target value of $350,000 that will vest in installments over the three-year period following the grant date, subject to Ms. Fogarty’s continued employment with GXO through each applicable vesting date.
GXO Severance Plan
In connection with the spin-off, GXO adopted a severance plan. The eligible participants under the severance plan include the NEOs and its other executive officers and key members of executive management.
Pursuant to the severance plan, any GXO executive officer whose employment is terminated without “cause” at any time other than within the two years following a “change in control” (as such terms are defined in the severance plan) of GXO would be entitled to receive (subject to the officer’s execution of a release of claims in favor of GXO and continuing compliance with the officer’s confidential information protection agreement that includes restrictive covenants relating to confidentiality, ownership of intellectual property, non-hire and non-solicitation of employees, non-solicitation of customers, non-competition and non-disparagement):
■
continuation of annual base salary for 18 months (for the Chief Executive Officer) or 12 months (for other executive officers);

■
a prorated target annual bonus for the year of termination (the “Prorated Bonus”); and

■
up to 18 months (for the Chief Executive Officer) or 12 months (for other executive officers) of healthcare benefit coverage continuation at the active employee rate for healthcare benefit coverage or a cash payment in lieu thereof (the “Healthcare Benefit”).

Pursuant to the severance plan, any GXO executive officer whose employment is terminated without Cause or who resigns for Good Reason on, or within the two years following, a “change in control” (as such terms are defined in the severance plan) of GXO, would be entitled to receive (subject to the officer’s execution of a release of claims in favor of GXO and continuing compliance with the officer’s confidential information protection agreement, service agreement or other similar contractual obligations):
■
a lump sum cash severance payment equal to two and one-half times (for the Chief Executive Officer) and two times (for other executive officers) the sum of (a) the officer’s annual base salary and (b) the officer’s target annual bonus;

■
the Prorated Bonus; and

■
the Healthcare Benefit.

The severance plan provides that, in the event that the payments and benefits to a NEO in connection with a change in control, whether pursuant to the severance plan or otherwise, are subject to the golden parachute excise tax imposed under Sections 280G and 4999 of the Code, then the officer will either receive all such payments and benefits and pay the excise tax or such payments and benefits will be reduced to the extent necessary so that the excise tax does not apply, whichever approach results in a higher after-tax amount of the payments and benefits being retained by the officer.
Cash severance payable to the executive officer under the severance plan will be reduced, dollar for dollar, by other income earned by such executive officer and offset by the amount and/or value of any severance benefits, compensation and benefits provided during any notice period, pay in lieu of notice, mandated termination indemnities or similar benefits that the applicable executive officer may separately be entitled to receive from the company or any affiliate based on any employment agreement, confidential information protection agreement or other contractual obligation or statutory scheme in respect of the applicable termination of employment, including pursuant to the GXO confidential information protection agreement, as applicable, which provides for minimum payments of the GXO executive officer’s base salary, plus a pro rata portion of the applicable executive officer’s award under the AIP for the year in which termination occurs, for 18 months following termination if the executive officer is terminated without cause before January 1, 2022.
Clawbacks
Under certain agreements with the NEOs, the applicable NEO is subject to certain long-term incentive compensation forfeiture and clawback provisions in the event of: (1) a breach of the restrictive covenants, (2) termination of his or her employment by our company for cause or (3) his or her engagement in fraud or willful misconduct that contributes materially to any financial restatement or material loss to our company or its affiliates.
Furthermore, under certain agreements with the NEOs, the applicable NEO is subject to certain annual bonus forfeiture and clawback provisions in the event that the applicable NEO engages in fraud or other willful misconduct that contributes materially to any financial restatement or material loss to our company.
In addition, in the event that the applicable NEO breaches any restrictive covenant, such NEO will be required, upon written notice from us, to forfeit or repay to our company his or her severance payments.
In certain circumstances, the triggering event must have occurred within a certain period in order for us to be able to cause the forfeiture or clawback of the equity-based awards, annual bonus or severance payments.
Each NEO shall also be subject to any other clawback or recoupment policy of the company as may be in effect from time to time or any clawback or recoupment as may be required by applicable law.
47	© 2022 GXO Logistics, Inc.

Restrictive Covenants
Under the NEO service agreements and confidential information protection agreements, as applicable, the applicable NEO is generally subject to the following restrictive covenants: employee and customer non-solicitation during employment and for a period of one year thereafter; confidentiality and non-disparagement during employment and thereafter; and non-competition during employment and for a minimum period of one year thereafter. In addition, under the confidential information protection agreements, we have the option to extend the non-competition period for up to an additional year following a termination for any reason, provided that we continue to pay the applicable NEO’s base salary as in effect on the date of termination, plus an amount equal to 50% of the NEO’s target bonus amount under the AIP for the year in which termination occurs, during the extended non-competition period.
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information as of December 31, 2021, with respect to the company’s compensation plans under which equity securities are authorized for issuance.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	$2,679,879(2)	$64.72	$9,013,555
Equity compensation plans not approved by security holders	—	—	—
Total	$2,679,879(2)	$64.72	$9,013,555

(1)
The weighted average exercise price is based solely on the outstanding options.

(2)
Includes 1,169,586 stock options outstanding under the 2021 Omnibus Incentive Compensation Plan as converted upon spin-off. Also includes an aggregate of 1,510,293 RSUs and PRSUs granted under the 2021 Omnibus Incentive Compensation Plan, 1,470,078 as converted upon spin-off.

48	© 2022 GXO Logistics, Inc.

AUDIT-RELATED MATTERS
AUDIT COMMITTEE REPORT
The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.
The Audit Committee (“we” in this Audit Committee Report) currently consists of Mr. Shaffer (chair), Ms. Ashe and Ms. Chatfield.
The Board of Directors has determined that each current member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of NYSE, our Audit Committee charter and the independence standards set forth in the GXO Logistics, Inc. Corporate Governance Guidelines. The Board of Directors has also determined that Mr. Shaffer qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act. As described more fully below, in carrying out its responsibilities, the Audit Committee relies on management and GXO’s independent registered public accounting firm (the “outside auditors”). The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at www.gxo.com.
In accordance with our charter, the Audit Committee assists the Board of Directors in fulfilling its responsibilities in a number of areas. These responsibilities include oversight of: (i) GXO’s accounting and financial reporting processes, including the company’s systems of internal controls over financial reporting and disclosure controls, (ii) the integrity of GXO’s financial statements, (iii) GXO’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of GXO’s outside auditors and (v) the performance of GXO’s outside auditors and internal audit function. Management is responsible for GXO’s financial statements and the financial reporting process, including the system of internal controls over financial reporting. We are solely responsible for selecting and reviewing the performance of GXO’s outside auditors and, if we deem appropriate in our sole discretion, terminating and replacing the outside auditors. We also are responsible for reviewing and approving the terms of the annual engagement of GXO’s outside auditors, including the scope of audit and non-audit services to be provided by the outside auditors and the fees to be paid for such services, and discussing with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors.
In fulfilling our oversight role, we met and held discussions, both together and separately, with the company’s management and our outside auditor KPMG. Management advised us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and KPMG, both together and separately, in advance of the public release of operating results and filing of annual and quarterly reports with the SEC. We discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing (“PCAOB”), and the Commission reviewed a letter from KPMG disclosing such matters.
KPMG also provided us with the written disclosures and letter required by applicable requirements of the PCAOB regarding the outside auditors’ communications with the Audit Committee concerning independence, and we discussed with KPMG matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. KPMG has confirmed its independence, and we determined that KPMG’s provision of non-audit services to GXO is compatible with maintaining its independence. We also reviewed a report by KPMG describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the PCAOB.
Based on our review of GXO’s audited consolidated financial statements with management and KPMG, and KPMG’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in GXO’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
AUDIT COMMITTEE:
Oren Shaffer, Chair
Gena Ashe, Member
Clare Chatfield, Member
49	© 2022 GXO Logistics, Inc.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED BY THE OUTSIDE AUDITORS
The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit services provided by our outside auditors and, subject to the de minimis exception under applicable SEC rules, all permissible non-audit services provided by our outside auditors. The Audit Committee has delegated to its chair the authority to approve, within guidelines and limits established by the Audit Committee, specific services to be provided by our outside auditors and the fees to be paid. Any such approval must be reported to the Audit Committee at its next scheduled meeting. As required by Section 10A of the Exchange Act, the Audit Committee pre-approved all audit and non-audit services provided by our outside auditors during 2021 and the fees paid for such services.
SERVICES PROVIDED BY THE OUTSIDE AUDITORS
As described above, the Audit Committee is responsible for the appointment, compensation, oversight, evaluation and termination of our outside auditors. Accordingly, the Audit Committee retained KPMG to serve as our independent registered public accounting firm for fiscal year 2022 on April 20, 2022.
The following table shows the fees for audit and other services provided by KPMG for fiscal year 2021. For 2021, we did not pay any tax fees to KPMG. Prior to the spin-off, XPO paid any audit, audit-related, tax or other fees related to GXO’s business.
Fee Category	2021
Audit Fees	$2,446,775
Audit-Related Fees	$18,121
Tax Fees	—
All Other Fees	$44,000
Total Fees	$2,508,896
Audit Fees. This category includes fees for professional services rendered by KPMG for 2021, for the audits of our financial statements included in our Annual Report on Form 10-K and for reviews of the financial statements included in our Quarterly Reports on Form 10-Q and the services that an independent auditor would customarily provide in connection with subsidiary audits and statutory requirements.
Audit-Related Fees. The 2021 fees include services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting.
Tax Fees. Tax fees generally consist of U.S. and foreign tax compliance and related planning and assistance with tax refund claims, tax consulting, expatriate tax services and tax-related advisory services. Independent risks are mitigated by established safeguards following agreed upon standard work. There were no such fees for 2021.
All Other Fees. This category represents fees for all other services or products provided and not covered by the categories above.
50	© 2022 GXO Logistics, Inc.

PROPOSALS TO BE PRESENTED
AT THE ANNUAL MEETING
Proposal 1: Election of Directors
Our Board of Directors has nominated for election at the Annual Meeting each of the following persons to serve as Class I directors until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified:
Gena Ashe
Malcolm Wilson
All of the nominees for directors listed above were appointed in connection with the spin-off. Mr. Jacobs, the Company’s Chairman, identified Ms. Ashe and Mr. Wilson as director candidates and presented such candidates to the Nominating, Corporate Governance and Sustainability Committee as highly qualified candidates. Upon the recommendation of the Nominating, Corporate Governance and Sustainability Committee, the Board appointed Ms. Ashe and Mr. Wilson directors on August 2, 2021. Information about the nominees is set forth above under the heading “Board of Directors and Corporate Governance—Directors.”
In the event that any of these nominees is unable or declines to serve as a director at the time of the 2022 Annual Meeting, the proxies voting for his or her election will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, we are not aware that any of the nominees is unable or will decline to serve as a director if elected.
REQUIRED VOTE
The election of each of the two (2) director nominees named in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our common stock. If any incumbent director standing for election receives a greater number of votes “against” his or her election than votes “for” his or her election, our bylaws require that such person must promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the election of each of the nominees listed above to our Board of Directors.
51	© 2022 GXO Logistics, Inc.

Proposal 2: Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2022
The Audit Committee of our Board of Directors has appointed KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for the year ending December 31, 2022. KPMG served as our independent registered public accounting firm for the year ended December 31, 2021.
We are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2022. Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of KPMG, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of KPMG, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.
Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.
REQUIRED VOTE
Ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2022, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2022.
52	© 2022 GXO Logistics, Inc.

Proposal 3: Advisory Vote to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Securities Exchange Act of 1934 require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we are asking our stockholders to approve the following advisory resolution:
RESOLVED, that the stockholders of GXO Logistics, Inc. (the “company”) hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for the company’s 2022 Annual Meeting of Stockholders.
We encourage stockholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures included in this Proxy Statement. As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” we believe that our compensation programs appropriately reward executive performance and align the interests of our NEOs and key employees with the long-term interests of our stockholders while also enabling us to attract and retain talented executives.
This resolution, commonly referred to as a “say-on-pay” resolution, is not binding on our Board of Directors. Although the resolution is non-binding, our Board of Directors and the Compensation Committee will consider the voting results when making future decisions regarding our executive compensation program.
REQUIRED VOTE
Approval of this advisory resolution, commonly referred to as a “say-on-pay” resolution, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the advisory approval of the resolution to approve executive compensation.
53	© 2022 GXO Logistics, Inc.

Proposal 4: Advisory Vote on Frequency of Future Advisory Votes to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act provide that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs as disclosed in accordance with the SEC’s compensation disclosure rules, which we refer to as an advisory vote to approve executive compensation. By voting with respect to this Proposal  4, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Stockholders may, if they wish, abstain from casting a vote on Proposal 4. Pursuant to the SEC rules, public companies are required to hold a “say-on-frequency” vote every six years to give stockholders the opportunity to determine whether a “say-on-pay” vote to approve executive compensation should be held every year, every two years or every three years. The company is holding the ‘“say-on-frequency” vote this year; therefore, after the 2022 Annual Meeting the next “say-on-frequency” vote will take place at the 2028 annual meeting.
After careful consideration, our Board has determined that holding an advisory vote to approve executive compensation every year is the most appropriate policy for our company at this time and recommends that stockholders vote that future advisory votes to approve executive compensation should occur every year. While our company’s executive compensation programs are designed to promote a long-term connection between pay and performance, our Board recognizes that executive compensation disclosures are made annually and that holding an annual advisory vote to approve executive compensation will provide us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote to approve executive compensation occurs well after the beginning of the compensation year and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.
Required Vote
Pursuant to this advisory vote on the frequency of future advisory votes to approve executive compensation, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the recommendation of our Board. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. For the frequency of future advisory votes to approve executive compensation, if none of the three alternatives receives a majority vote of the shares present in person or represented by proxy at the meeting and entitled to vote, then the alternative receiving a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal will be deemed the preferred alternative of our stockholders. Although the resolution is non-binding, our Board and the Compensation Committee will carefully review the voting results. Notwithstanding our Board’s recommendation and the outcome of the stockholder vote, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
RECOMMENDATION
Our Board unanimously recommends a vote for the option of every “ONE YEAR” as the preferred frequency for future advisory votes to approve executive compensation.
OTHER MATTERS
We do not expect that any matter other than the foregoing proposals will be brought before the 2022 Annual Meeting. If, however, such a matter is properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons appointed as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment.
54	© 2022 GXO Logistics, Inc.

ADDITIONAL INFORMATION
AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
If you would like to receive a copy of our 2021 Annual Report or this Proxy Statement, please contact us at: Investor Relations, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831 or by telephone at (203) 489-1287, and we will send a copy to you without charge.
A NOTE ABOUT OUR WEBSITE
Although we include references to our website, www.gxo.com, throughout this Proxy Statement, information that is included on our website is not incorporated by reference into, and is not a part of, this Proxy Statement. Our website address is included as an inactive textual reference only.
We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investor Relations section of our website. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.
55	© 2022 GXO Logistics, Inc.

ANNEX A
RECONCILIATION OF NON-GAAP MEASURES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,		Six Months Ended December 31
(In millions)	2021	2020	2021	2020	2021
Net income (loss) attributable to GXO	$56	$28	$153	$(31)	$128
Net income attributable to noncontrolling interests	1	2	8	9	2
Net income (loss)	$57	$30	$161	$(22)	$130
Interest expense	5	6	21	24	10
Income tax expense (benefit)	13	14	(8)	16	(18)
Depreciation and amortization expense	76	77	335	323	161
Transaction and integration costs	17	7	99	47	46
Restructuring costs	(1)	4	4	29	1
Unrealized gain on foreign currency options	—	—	(1)	—	(1)
Adjusted EBITDA	$167	$138	$611	$417	$329

RECONCILIATION OF PRO FORMA NET INCOME (LOSS) TO PRO FORMA ADJUSTED EBITDA
(Unaudited)
	Year Ended December 31,
(In millions)	2021	2020(1)
Net income (loss) attributable to GXO(2)	$162	$(15)
Net income attributable to noncontrolling interests(2)	8	9
Net income (loss)(2)	$170	$(6)
Interest expense(3)	25	32
Income tax expense (benefit)(3)	(5)	15
Depreciation and amortization expense(3)	335	325
Transaction and integration cost(3)	99	47
Restructuring costs(3)	4	29
Unrealized gain on foreign currency options	(1)	—
	$627	$442
Allocated corporate expense(4)	29	79
Public company standalone cost(5)	(23)	(64)
Pro forma adjusted EBITDA	$633	$457

(1)
Refer to GXO’s Form 10 for information on our pro forma financial information for the year ended December 31, 2020.

(2)
Pro forma as prepared under combined financial statements for all periods before August 2, 2021.

(3)
For all periods before August 2, 2021, includes allocated expenses from XPO Corporate as prepared under combined financial statements. These allocations had no impact on adjusted EBITDA.

(4)
Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.

(5)
Estimated costs of operating GXO as a standalone public company.

56	© 2022 GXO Logistics, Inc.

RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
	Six Months Ended December 31	Year Ended December 31,
(in millions)	2021	2021	2020
Net cash provided by operating activities	$309	$455	$333
Payment for purchases of property and equipment	(131)	(250)	(222)
Proceeds from sale of property and equipment	9	11	12
Free Cash Flow	$187	$216	$123

RECONCILIATION OF NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER SHARE
(Unaudited)
	Year Ended December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2021	2020
Net income (loss) attributable to GXO	$153	$(31)
Unrealized gain on foreign currency options	(1)	—
Amortization of intangible assets	61	61
Transaction and integration costs	99	47
Restructuring costs	4	29
Income tax associated with the adjustments above(1)	(32)	(43)
Discrete and other tax-related adjustments(2)	(42)	—
Adjusted net income attributable to GXO	$242	$63
Adjusted basic earnings per share(2)	$2.11	$0.55
Adjusted diluted earnings per share(2)	$2.09	$0.55
Weighted-average shares outstanding:
Basic weighted-average common shares outstanding	114,632	114,626
Diluted weighted-average common shares outstanding	115,597	114,626
Aggregated tax of all non-tax-related adjustments reflected above:
Unrealized gain on foreign currency options	$—	$—
Amortization of intangible assets	(11)	(19)
Transaction and integration costs	(20)	(15)
Restructuring costs	(1)	(9)
Total income tax associated with the adjustments above	$(32)	$(43)

(1)
The income tax rate applied to items is based on the GAAP annual effective tax rate, excluding discrete items and contributions- and margin-based taxes.

(2)
Income tax benefit of  $42 million related to certain agreements to license the right to use trademarks, trade names and other intellectual property related to the GXO brand to its non-U.S. affiliates.

RECONCILIATION OF REVENUE TO ORGANIC REVENUE
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2021	2020	2021	2020
Revenue	$2,262	$1,766	$7,940	$6,195
Revenue from acquired business	(174)	—	(605)	—
Foreign exchange rates	9	—	(218)	—
Organic revenue	$2,097	$1,766	$7,117	$6,195
Revenue growth	28%		28%
Organic revenue growth(1)	19%		15%

(1)
Organic revenue growth is calculated as the relative change in year-over-year organic revenue, expressed as a percentage of 2020 organic revenue.

57	© 2022 GXO Logistics, Inc.

RETURN ON INVESTED CAPITAL
Year ended December 31,
$ in millions	2021
Adjusted EBITA	$337
Cash paid for income taxes	(75)
Adjusted EBITA, net of taxes paid	$262

December 31,
$ in millions	2021
Total Equity	$2,390
Plus: Debt	961
Less: Cash and cash equivalents	333
Less: Goodwill	2,017
Less: Intangible assets, net	257
Average Invested Capital	$744
Ratio of Return on Invested Capital	35%
NON-GAAP FINANCIAL MEASURES
As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this document to the most directly comparable measures under GAAP, which are set forth in the financial tables below.
GXO’s non-GAAP financial measures in this document include adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITA, free cash flow, adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”), organic revenue, organic revenue growth and return on invested capital (“ROIC”).
We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should be used only as supplemental measures of our operating performance.
Adjusted EBITDA, pro forma adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables below. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives.
Pro forma adjusted EBITDA includes adjustments for allocated corporate expenses and public company standalone costs. Allocated corporate expenses are those expenses that were allocated to the combined financial statements on a carve-out basis in accordance with U.S. GAAP. Public company standalone costs are estimated costs of operating GXO as a public standalone company following its spin-off from XPO Logistics, Inc. effective as of August 2, 2021, and represents the midpoint of our estimated corporate costs.
We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA and pro forma adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations and revenue from acquired businesses. We calculate ROIC as adjusted EBITA, net of taxes paid divided by average invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle.
Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance.
58	© 2022 GXO Logistics, Inc.

Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/gxo orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/gxoPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYour vote matters – here’s how to vote! 4. Advisory Vote on Frequency of Future Advisory Votesto Approve Executive CompensationAdvisory vote on the frequency of future advisoryvotes to approve executive compensation.1 Year 2 Years 3 Years AbstainProposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X.01 - Gena AsheDirector Class I –Expiring 202202 - Malcolm WilsonDirector Class I –Expiring 2022For Against Abstain For Against Abstain+A — The Board of Directors recommend a vote FOR all director nominees listed, FOR Proposals 2 and 3 and for 1 YEAR on Proposal 4.2. Ratification of the Appointment of our Independent PublicAccounting FirmTo ratify the appointment of KPMG LLP as the company'sindependent registered public accounting firm for fiscal year 2022.3. Advisory Vote to Approve Executive CompensationAdvisory vote to approve the executive compensation of thecompany's named executive officers as disclosed in theaccompanying Proxy Statement.1. Election of DirectorsTo elect two (2) members of our Board of Directors as Class I directors for a term to expire at the 2025 Annual Meeting of Stockholders or until their successors are duly electedand qualified.For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2022 Annual Meeting Proxy CardFor Against Abstain

The 2022 Annual Meeting of Stockholders of GXO Logistics, Inc. will be held onMay 24, 2022 at 10:00 am ET, virtually via the internet at meetnow.global/MDLSNW2. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.envisionreports.com/gxoTo access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form. Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/gxoNotice of 2022 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 24, 2022Malcolm Wilson and Karlis Kirsis, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of theundersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of GXO Logistics, Inc. tobe held on May 24, 2022 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof the director nominees, FOR Proposals 2 and 3 and for 1 YEAR on Proposal 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Proxy — GXO Logistics IncIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Change of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items